  As filed with the Securities and Exchange Commission on November 18, 1999.
                                                      Registration No. 333-87763

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               NBG BANCORP, INC.
                 (Name of Small Business Issuer in its Charter)

          Georgia                              6711                   58-2499542
 (State or Other Jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)     Identification No.)

         2234 West Broad Street, Athens, Georgia 30606 (706) 355-3122
       (Address and Telephone Number of Principal Executive Offices and
                         Principal Place of Business)

                               William S. Huggins
                               NBG Bancorp, Inc.
                                 P.O. Box 6507
                             Athens, Georgia  30604
                                 (706) 355-3122
           (Name, Address, and Telephone Number of Agent for Service)

                                  ------------
                                    Copy to:

                             Thomas O. Powell, Esq.
                              Troutman Sanders LLP
                     600 Peachtree Street, N.E., Suite 5200
                          Atlanta, Georgia  30308-2216
                              Phone (404) 885-3294

                                  ------------

  Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                  ____________



  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

              SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1999

                         800,000 Shares of Common Stock
                     372,500 Common Stock Purchase Warrants

                               NBG Bancorp, Inc.
                      A Proposed Bank Holding Company for

                    The National Bank of Georgia (Proposed)
                                  Common Stock

                             ______________________

     NBG Bancorp, Inc. is conducting this initial public offering of shares of its common stock to raise capital to form The National Bank of Georgia, a national bank organizing in Athens, Georgia. NBG Bancorp will be the holding company and sole shareholder of The National Bank of Georgia after the bank's organization is completed. NBG Bancorp is offering a minimum of 610,000 shares and a maximum of 800,000 shares at a price of $10.00 per share. NBG Bancorp is also offering to its organizers 372,500 warrants to purchase shares of NBG Bancorp common stock. Our executive officers will be marketing NBG Bancorp common stock on a best efforts basis and will not receive any commissions for sales they make. Because this is a best efforts offering, there is no guarantee that the required minimum number of 610,000 shares will be sold. The minimum subscription amount is 1,000 shares per investor. Shares sold in this offering will not be listed on Nasdaq or any national exchange.

     This offering is scheduled to end on ______________, but NBG Bancorp may extend it - without notice to subscribers - until _____________, at the latest. NBG Bancorp will deposit all subscription funds in an interest-bearing escrow account with an independent escrow agent until it has received subscriptions for 610,000 shares. If NBG Bancorp does not receive subscriptions for 610,000 shares by _____________, NBG Bancorp will terminate this offering and promptly return all funds to subscribers, with interest. NBG Bancorp reserves the right to reject all or part of any subscription for any reason.

     Investing in NBG Bancorp common stock involves risks which are described in the "Risk Factors" section beginning on page 7 of this prospectus.

                                                                       Minimum             Maximum
                                                    Per Share          Offering             Total
                                                    ---------          --------            --------
Public offering price.......................          $10.00          $6,100,000          $8,000,000
Proceeds to NBG Bancorp
 before expenses............................          $10.00          $6,100,000          $8,000,000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of NBG Bancorp's securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The shares of NBG Bancorp common stock and the purchase warrants offered are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

                             ______________________

                The date of this prospectus is __________, 1999

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in NBG Bancorp common stock. To fully understand this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to "we," "us," and "our" refer to NBG Bancorp, Inc. and The National Bank of Georgia.

General

     NBG Bancorp, Inc. was formed to serve as a bank holding company for The National Bank of Georgia, a national bank organizing in Athens, Georgia. The National Bank of Georgia will operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in Athens, Georgia, including Clarke County, and a portion of adjacent Oconee County, including the City of Watkinsville. After receiving all necessary regulatory approvals, we anticipate beginning banking operations in early 2000. Our offices are located at 2234 West Broad Street, Athens, Georgia 30306. Our telephone number is (706) 355-3122.

The Athens and Oconee County Market

     We believe the Athens and Oconee County market presents a growing and highly diversified economic environment that will support the formation of The National Bank of Georgia. Home to The University of Georgia, Athens is known as the "Classic City." Athens is a cosmopolitan community with an eclectic mix of history and learning, music and art, sports and recreation, as well as fairs, festivals, dining and shopping. Adjacent Oconee County is growing even more rapidly than Athens and with its low unemployment and relatively well educated population, is a natural complement to Athens.

     As the banking industry in Northeast Georgia has been consolidating, we believe an attractive opportunity exists in the Athens and Oconee County market for a locally-owned community bank that focuses on personalized service to individuals and businesses. Over the last ten years, the following financial institutions have entered or expanded in the Athens and Oconee County market by acquiring community banks located in the area:

     .  SouthTrust Bank, N.A. (acquired The Georgia National Bank);

     .  Main Street Bank (acquired First Federal of Georgia);

     .  Wachovia Bank, N.A. (acquired Southern Heritage Savings Bank);

     . Synovus Financial Corp./Athens First Bank & Trust (acquired Athens Federal Savings Bank in Athens and Bank of Georgia in Watkinsville); and

     .  Bank of America (acquired Bank South Corporation).


As a result of these acquisitions, there are no longer any locally-owned community banks in Athens and only one in Oconee County. However, we are aware of a state bank in Oconee County that is in the organizational stages, but as of the date of this prospectus, has not opened.

     Acquisitions of community banks by larger regional banks often result in the dissolution of local boards of directors and in significant turnover in management and customer service personnel who possess extensive banking experience and strong ties to the local community. We believe that we have an opportunity to attract and retain experienced and talented individuals who are familiar with the banking needs of the local community. Bank mergers and acquisitions also necessitate the consolidation of data processing systems which often create disruptions in customer service. As the only locally-owned community bank in Athens and one of the only locally-owned community banks serving Oconee County, we will offer convenient service, local decision-making and competitive loans. Additionally, by focusing our operations on the community we serve, we believe that we will be able to respond to changes in our market more quickly than large, centralized institutions.

Products and Services

     The National Bank of Georgia plans to offer high quality products and personalized services while providing its customers with the financial sophistication and array of products typically offered by a larger bank. The bank's lending services will include consumer loans to individuals, commercial loans to small- to medium-sized businesses and professional concerns and real estate-related loans. The National Bank of Georgia will offer a broad array of competitively priced deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. To complement its lending and deposit services, the bank intends to also provide cash management services, safe-deposit boxes, travelers checks, direct deposit, automatic drafts, and courier services to commercial customers. The National Bank of Georgia intends to offer its services through a variety of avenues, including automated teller machines and telephone banking.

Directors and Officers

     Our management team includes individuals who have significant experience in the banking industry in Georgia and in our market area particularly. William S. Huggins will serve as the President and the Chief Executive Officer of The National Bank of Georgia. He has held numerous senior banking positions in Georgia during his 30-year banking career, including President and Chief Executive Officer of Georgia National Bank, which was recently acquired by SouthTrust Bank, N.A., prior to NBG Bancorp's organization. Thomas Z. Lanier, III, who will serve as the bank's Executive Vice President-Lending, and Michael
R. Carson, who will serve as the bank's Executive Vice President-Operations, collectively have over 40 years of experience in banking and are both natives of Georgia. See "Management" (page 36).

     The Board of Directors of NBG Bancorp consists of 13 organizers who, if approved by the Office of the Comptroller of the Currency, will also be the directors of The National Bank of Georgia. All of the directors are residents of, or own businesses in, the Athens and Oconee County area and are active participants in the community. The directors intend to utilize their diverse backgrounds and their extensive local business relationships to attract customers from all segments of the community. NBG Bancorp's directors and executive officers intend to purchase approximately 372,500 shares of NBG Bancorp common stock, representing approximately 61% of the 610,000 shares of common stock to be outstanding upon completion of the minimum offering, or approximately 47% of the 800,000 shares to be outstanding if the maximum offering is completed. In addition, our organizers - in recognition of the financial risks undertaken by them in forming NBG Bancorp and The National Bank of Georgia - will be granted warrants to purchase additional shares of NBG Bancorp common stock. Each warrant will entitle the organizer to purchase one additional share of common stock. The actual number of warrants granted will depend on the number of shares of NBG Bancorp common stock our organizers actually purchase in the offering. Therefore, given the organizers' intent to purchase 372,500 shares in this offering, we expect that they will be granted warrants to purchase an aggregate of 372,500 shares. If all of these warrants were exercised, our organizers would own approximately 76% of the shares outstanding after the minimum offering and 64% of the outstanding shares after the maximum offering. See "Terms of the Offering - Purchases by Organizers" (page 15) and "Description of Capital Stock of NBG Bancorp - Organizers' Warrants" (page 46). We believe our directors' financial interest in NBG Bancorp will encourage their active participation in growing our business.

Business Strategy

     Our strategy as an independent bank holding company will be carried out through the operations and growth of The National Bank of Georgia. In an effort to emphasize prompt, responsive service to our target customers and expand our presence in our market, our business strategy is comprised of two components - an operating strategy and a growth strategy - which are highlighted below.

        Operating Strategy:

        .    Hire and retain highly experienced and qualified banking personnel.

        . Provide individualized attention with local decision-making authority.

        . Capitalize on our directors' and officers' diverse community involvement and business experience.

        .    Establish a community identity.

        .    Implement an aggressive marketing program.

        Growth Strategy:

        . Build on The National Bank of Georgia's position as the only locally-owned community bank in Athens and one of the only locally-owned community banks serving Oconee County.

        .    Hire and retain employees with established customer relationships.

        . Utilize technology and strategic outsourcing to provide a broad array of banking products and services.

The Offering

     Securities Offered.............................  800,000 shares of NBG Bancorp common stock and
                                                      372,500 common stock purchase warrants.  To
                                                      complete this offering, NBG Bancorp must sell a
                                                      minimum of 610,000 shares, 372,500 of which are
                                                      expected to be sold to our organizers.  Each
                                                      investor must purchase a minimum of 1,000 shares.
                                                      Each warrant entitles the holder to purchase one
                                                      share of common stock at an exercise price of
                                                      $10.00 per share.  See "Terms of the Offering"
                                                      (page 13).

Common Stock to be Outstanding After
      the Offering..................................  Minimum - 610,000 shares
                                                      Maximum - 800,000 shares

                                                      These totals do not include up to 372,500 shares
                                                      of NBG Bancorp common stock issuable upon the
                                                      exercise of the common stock purchase warrants.

Offering Price Per Share............................  $10.00

Plan of Distribution................................  Shares of NBG Bancorp common stock will be sold on a best efforts basis by NBG Bancorp's
                                                      executive officers who will receive no
                                                      commissions for any sales they make.  See "Plan
                                                      of Distribution" (page 16).

Use of Proceeds.....................................  To capitalize The National Bank of Georgia, to pay organization, offering and pre-opening
                                                      expenses, to improve The National Bank of
                                                      Georgia's main office and to provide working
                                                      capital for The National Bank of Georgia,
                                                      including making loans and other investments.
                                                      See "Use of Proceeds" (page 18).

Offering Conditions.................................  We must satisfy the following conditions to complete our offering:

                                                      .  at least $6,100,000 must be deposited with NBG
                                                         Bancorp's escrow agent, Georgia First Bank, N.A.,
                                                         Gainesville, Georgia;

                                                      .  the Board of Governors of the Federal Reserve
                                                         System must approve NBG Bancorp's application to
                                                         become a bank holding company;

                                                      .  the Office of the Comptroller of the Currency
                                                         must preliminarily approve The National Bank of
                                                         Georgia's charter application;

                                                      .  the Federal Deposit Insurance Corporation must
                                                         approve The National Bank of Georgia's deposit
                                                         insurance application; and

                                                      .  NBG Bancorp must not have canceled this
                                                         offering before funds are withdrawn from the
                                                         escrow account.

                                                      See "Terms of the Offering - Conditions of the
                                                      Offering" (page 13).

Escrow Arrangements.................................  Until we have satisfied all of the offering conditions, NBG Bancorp will place all
                                                      subscription funds in an escrow account with
                                                      Georgia First.  If we do not meet the offering
                                                      conditions by ____________, we will return to all
                                                      subscribers their funds placed in the escrow
                                                      account, with interest.  Prior to the release of
                                                      the funds, Georgia First will invest the funds in
                                                      interest-bearing bank accounts.  See "Terms of
                                                      the Offering  Escrow of Subscription Funds" (page
                                                      14).

                                                      Once we have satisfied all of the offering
                                                      conditions, Georgia First will release all
                                                      subscription funds to NBG Bancorp.  Any funds
                                                      received after this time will not be placed in
                                                      the escrow account, but will be immediately
                                                      available for use by us.  Once the offering
                                                      conditions have been satisfied and subscription
                                                      funds released to NBG Bancorp, shareholders may
                                                      lose a portion of their investment.  For example,
                                                      The National Bank of Georgia must obtain final
                                                      approval of its charter application and open for
                                                      business by ________, 2000.  In addition, even
                                                      though we will have received the approvals of the
                                                      Federal Reserve and the FDIC prior to withdrawing
                                                      funds from the escrow account, their approvals
                                                      will contain conditions that will not be able to
                                                      be fulfilled until The National Bank of Georgia
                                                      is capitalized and is near opening.  The approval
                                                      of the Georgia Department of Banking and Finance
                                                      will also be required for NBG Bancorp to operate
                                                      as a bank holding company.  In the event we are
                                                      unable to begin banking operations after funds
                                                      have been withdrawn from the escrow account, NBG
                                                      Bancorp will seek shareholder approval for
                                                      dissolution and liquidation.  Upon liquidation,
                                                      NBG Bancorp will promptly return to shareholders
                                                      all funds, with interest, less all expenses
                                                      incurred by us, including the expenses of this
                                                      offering and our organization and pre-opening
                                                      expenses.  See "Terms of the Offering  Failure to
                                                      Begin Banking Operations" (page 14).

Dividends...........................................  In light of regulatory restrictions and the need for us to retain and build capital, we plan to
                                                      reinvest earnings and not pay dividends for the
                                                      next several years.  NBG Bancorp's future
                                                      dividend policy will depend on our earnings,
                                                      capital requirements and financial condition, as
                                                      well as on other factors NBG Bancorp's Board of
                                                      Directors considers relevant.  See "Dividends"
                                                      (page 21).

                                  RISK FACTORS

     An investment in NBG Bancorp common stock involves a significant degree of risk. You should not invest in NBG Bancorp common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest. You should also carefully read the cautionary statement following this Risk Factors section regarding our use of forward-looking statements.

We have no operating history upon which to base an estimate of our future success.

     The National Bank of Georgia, which initially will be the sole subsidiary of NBG Bancorp, is in organization and neither NBG Bancorp, nor The National Bank of Georgia, has any operating history on which to base any estimate of their future performance. Accordingly, the financial statements presented in this prospectus may not be as meaningful as those of a company which does have a history of operations. In addition, the success of our operations must be considered in light of the expenses, complications, and delays frequently encountered in connection with the opening and development of a new bank. Because of our lack of operating history, you do not have access to the type and amount of information that would be available to a purchaser of securities of a financial institution with an operating history.

If we fail to begin banking operations, you could lose all or a portion of your investment.

     If you subscribe to this offering and funds are released from the escrow account and we incur start-up expenses, but are unable to begin banking operations, we will seek to dissolve and liquidate. In this event, NBG Bancorp would return to shareholders all of their funds with interest, less all expenses incurred by us. If we dissolve and liquidate, we can give you no assurance that our liabilities will not exceed our assets, in which case, you would lose your entire investment. After withdrawing funds from the escrow account, we must satisfy the following requirements in order to begin banking operations:

     . receive the OCC's final approval of The National Bank of Georgia's charter application and open for business by __________, 2000;

     .  satisfy conditions of the Federal Reserve's and the FDIC's approvals;
        and

     . receive the Georgia Department of Banking and Finance's approval for NBG Bancorp to operate as a bank holding company.

Although we believe we will have little difficulty satisfying the above requirements after funds are withdrawn from the escrow account, we may be incorrect in our assumptions. If we are incorrect, you could lose all or a portion of your investment. See "Terms of the Offering - Failure to Begin Banking Operations" (page 14).

If we do not receive regulatory approvals in a timely manner, it could delay the date on which The National Bank of Georgia opens for business, which would increase our pre-opening expenses and would result in additional losses.

     Although we expect to receive all regulatory approvals and to open for business in the first quarter of 2000, we can give you no assurance as to when, if at all, these events will occur. Any delay in beginning The National Bank of Georgia's operations will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay will cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses, and our lack of revenue.

The National Bank of Georgia will incur substantial start-up expenses and does not expect to be profitable in the near future.

     Typically, new banks incur substantial start-up expenses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. The National Bank of Georgia will incur substantial expenses in establishing itself as a going concern, and we can give you no assurance that it will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry. Because NBG Bancorp will initially act as the sole shareholder of The National Bank of Georgia, the profitability of the company will depend upon the bank's successful operation. See "Plan of Operation" (page 22).

Failure to implement our business strategies may adversely affect our financial performance.

     If we cannot implement our business strategy, our financial performance may be adversely affected. Our organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. The strategies include hiring and retaining experienced and qualified employees and attracting individual and business customers from Athens and Oconee County. Even if these strategies are successfully implemented, they may not have the favorable impact on operations that we anticipate. See "Proposed Business of NBG Bancorp and The National Bank of Georgia - Business Strategy" (page 27).

Departures of our key personnel or directors may impair our operations.

     William S. Huggins, Thomas Z. Lanier, III, and Michael R. Carson are important to our success and, if we were to lose any of their services, our financial condition and results of operations could be adversely affected. Mr. Huggins has been instrumental in our organization and will be the key management official in charge of The National Bank of Georgia's daily business operations. Mr. Lanier will be in charge of the bank's lending operations. Mr. Carson will be the key officer in charge of the bank's financial and accounting operations. Although we have entered into employment agreements with each of Messrs. Huggins, Lanier, and Carson, we have not purchased key man life insurance on any of them and we cannot be assured of their continued service. Additionally, our directors' community involvement, diverse backgrounds and extensive local business relationships are important to our success. Our growth could be adversely affected if the composition of our Board of Directors changes significantly. See "Management" (page 36).

Our organizers as a group will be able to exercise greater control over our management and affairs than will any individual investor and they may have interests that are different from yours as an investor.

  Our organizers - who will become our directors and executive officers after this offering - will be able to exercise significant control over the management and affairs of NBG Bancorp and The National Bank of Georgia. The organizers may have interests that are different from yours as an investor. Our organizers intend to purchase 372,500 shares of NBG Bancorp common stock which will equal approximately 61% of the 610,000 shares to be outstanding upon completion of the minimum offering or approximately 47% of the 800,000 shares to be outstanding if the maximum number of shares is sold. See "Management - Proposed Directors and Executive Officers of NBG Bancorp and The National Bank of Georgia" (page
36).

NBG Bancorp intends to grant warrants to our organizers and stock options to some of The National Bank of Georgia's employees which, if exercised, would reduce your percentage ownership in NBG Bancorp.

  Upon completion of the minimum offering, NBG Bancorp will grant to our organizers warrants to purchase additional shares of NBG Bancorp common stock in recognition of the financial risks undertaken by them in forming NBG Bancorp and The National Bank of Georgia. Each warrant will entitle the organizer to purchase one additional share of common stock. The actual number of warrants granted will depend on the number of shares of NBG Bancorp common stock our organizers actually purchase in the offering. Therefore, given the organizers' intent to purchase 372,500 shares in this offering, we expect that they will be granted warrants to purchase an aggregate of 372,500 shares. If all of these warrants were exercised, our organizers would own approximately 76% of the shares outstanding after the minimum offering and 64% of the outstanding shares after the maximum offering. See "Terms of the Offering - Purchases by Organizers" (page 15) and "Description of Capital Stock of NBG Bancorp - Organizers' Warrants" (page 46).

  In addition, NBG Bancorp has established an incentive stock option plan which will allow NBG Bancorp to grant stock options to employees of The National Bank of Georgia who are contributing significantly to the management or operation of the business of the bank. Under this plan, NBG Bancorp has reserved 70,000 shares of NBG Bancorp common stock for the issuance of options, of which Messrs. Huggins, Lanier and Carson in the aggregate currently may receive options to purchase up to 49,000 shares in the event The National Bank of Georgia meets established performance goals. See "Executive Compensation - Stock Option Plan" (page 42). Any future exercise of warrants or options would dilute your percentage of ownership interest in NBG Bancorp. For example, prior to the exercise of their warrants, our organizers will own 61% of the 610,000 shares to be outstanding upon completion of the minimum offering or approximately 47% of the 800,000 shares to be outstanding if the maximum number of shares is sold.
If all of the warrants and the maximum number of options were exercised, organizers and employees would own approximately 77% of NBG Bancorp's outstanding common stock after the minimum offering and 66% after the maximum offering.

We will be competing primarily in and around Athens and Oconee County with many other larger financial institutions which have greater financial resources than us.

     We will be competing primarily with other financial institutions in Athens and Oconee County, but may also compete with internet banks and financial institutions located throughout the United States for products such as large certificates of deposit. All of our local competitors actively solicit business from residents of the Athens and Oconee County area. Some of these institutions are not subject to the same degree of regulation as we will be and all will have greater resources than will be immediately available to us. In addition, The National Bank of Georgia will compete with numerous other lenders and deposit-takers, including other commercial banks, savings and loan associations, internet banks, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. Because there are no longer any locally-owned community banks in Athens and only one other locally-owned community bank in Oconee County, we could face increased competition if another community bank like The National Bank of Georgia were to open in our market area. We are aware of a state bank in Oconee County that is in the organizational stages, but as of the date of this prospectus, has not opened. See "Proposed Business of NBG Bancorp and The National Bank of Georgia - Market Opportunities - Competition" (page 26).

Our success will depend significantly upon general economic conditions in the Athens and Oconee County area.

     Since the majority of The National Bank of Georgia's borrowers and depositors are projected to be individuals and businesses located and doing business in the Athens and Oconee County area, our success will depend significantly upon the general economic conditions in and around Athens and Oconee County. For example, an adverse change in the local economy could make it more difficult for borrowers to repay their loans, which could lead to loan losses for The National Bank of Georgia. In addition, because many of our shareholders will most likely be residents of this same area, a prolonged downturn in the general economic conditions of the Athens and Oconee County area could result in sales of large amounts of NBG Bancorp common stock.

The National Bank of Georgia's initial lending limit will be lower than many of its competitors, which may discourage potential customers and restrict our growth.

     At least during its early years of operations, The National Bank of Georgia's legally mandated lending limits will be lower than those of many of its competitors because it will have less capital than many of its competitors. Initially, the bank will have a legal lending limit for unsecured loans of $855,000 to any one borrower. The National Bank of Georgia's lower lending limit may discourage potential borrowers who have lending needs that exceed the bank's limits, which may restrict our ability to grow. The bank may try to serve the needs of these borrowers by selling loan participations to other institutions, but this strategy may not succeed. See "Proposed Business of NBG Bancorp and The National Bank of Georgia - Lending Services" (page 29).

Rapidly rising or falling interest rates could significantly harm our business.

     A rapid increase or decrease in interest rates could significantly harm The National Bank of Georgia's net interest income, capital and liquidity. The bank's profitability will depend substantially on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities (such as deposits and borrowings). To the extent that the maturities of these assets and liabilities differ, rapidly rising or falling interest rates could significantly and adversely effect The National Bank of Georgia's earnings, which, in turn, would impact NBG Bancorp's business. See "Proposed Business of NBG Bancorp and The National Bank of Georgia - Asset and Liability Management" (page 33).

NBG Bancorp's ability to pay dividends is limited and depends on The National Bank of Georgia's ability to pay dividends and the bank does not expect to pay dividends for at least several years.

     NBG Bancorp will initially have no source of income other than dividends it receives from The National Bank of Georgia. NBG Bancorp's ability to pay dividends will therefore depend on the bank's ability to pay dividends to it, which will be based on its earnings, capital requirements, and financial condition, among other factors.

     Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and the need for NBG Bancorp and The National Bank of Georgia to retain and build capital, it will be the policy of each of their respective board of directors to reinvest earnings for the period of time necessary to help support the success of their operations. As a result, NBG Bancorp does not plan to pay dividends until The National Bank of Georgia is cumulatively profitable. See "Dividends" (page 21).

The offering price for NBG Bancorp common stock was arbitrarily set by our organizers and may not accurately reflect the value of an investment in NBG Bancorp common stock.

     Because we were only recently formed and The National Bank of Georgia is in the process of being organized, the public offering price could not be set by referencing historical measures of the bank's financial performance. Therefore, the public offering price may not indicate the market price for NBG Bancorp common stock after this offering. The public offering price was arbitrarily determined by our organizers based on several factors. These factors included prevailing market conditions, the price to earnings and price to book value multiples of comparable publicly traded companies and NBG Bancorp's growth potential and cash flow and earnings prospects. See "Plan of Distribution - Determination of Offering Price" (page 17).

We do not expect that an active trading market for NBG Bancorp common stock will develop, which means that you may not be able to sell your shares.

     Since the size of this offering is relatively small, we do not expect that an active and liquid trading market for NBG Bancorp common stock will develop within the next five years. Therefore, you should not invest in this offering if you have a short-term investment intent.

     If an active trading market does not develop, you may not be able to sell your shares promptly or perhaps at all. You should consider carefully the limited liquidity of your investment before purchasing any shares of NBG Bancorp common stock.

The market price of NBG Bancorp common stock may be volatile.

     If a market develops for NBG Bancorp common stock after this offering, significant market price volatility may be experienced. Factors that may affect the price of NBG Bancorp common stock include its depth and liquidity, investor perception of our financial strength, conditions in the banking industry such as credit quality and monetary policies, and general economic and market conditions. Our quarterly operating results, changes in analysts' earnings or other developments affecting us could cause the market price of NBG Bancorp common stock to fluctuate substantially. In addition, from time to time the stock market experiences extreme price and volume fluctuations. This volatility may significantly affect the market price of NBG Bancorp common stock for reasons unrelated to our operating performance.

Our profitability and growth could be adversely affected by changes in the law, especially changes deregulating the banking industry.

     We will be subject to extensive federal government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by federal and state banking laws and regulations. These and other restrictions limit the manner in which we may conduct our business and obtain financing, including The National Bank of Georgia's ability to attract deposits, make loans and achieve satisfactory interest spreads. Many of these regulations are intended to protect depositors, the public, and the FDIC, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. Future legislation or government policy may also adversely affect the banking industry or our operations. We cannot predict the effects of any potential changes, but they could adversely affect our future operations. See "Supervision and Regulation" (page 52).

The operation of The National Bank of Georgia may in the future require more capital than NBG Bancorp will raise in this offering and we may not be able to obtain additional capital on terms which are favorable to investors.

     In the future, should we need additional capital, we may not be able to raise additional funds through the issuance of additional shares of NBG Bancorp common stock or other securities. Even if we were able to obtain additional capital through the issuance of additional shares of NBG Bancorp common stock or other securities, we may not issue these securities at prices or on terms better than or equal to the public offering price and terms of this offering. The issuance of new securities could dilute your ownership interest in NBG Bancorp.

NBG Bancorp's Articles of Incorporation and Bylaws contain provisions which could deter or prevent takeover attempts by a potential purchaser of NBG Bancorp common stock that would be willing to pay you a premium for your stock.

     NBG Bancorp's Articles of Incorporation and Bylaws contain provisions that may deter or prevent an attempt to change or gain control of NBG Bancorp. As a result, you may be deprived of opportunities to sell some or all of your shares of NBG Bancorp common stock at prices that represent a premium over market prices. These provisions include the possible existence of preferred stock, staggered terms for directors, restrictions on the ability to change the number of directors or to remove a director, special provisions regarding combinations with "interested" shareholders and the price at which an acquirer may purchase your shares of NBG Bancorp common stock, and flexibility in evaluating acquisition proposals. See "Important Provisions of NBG Bancorp's Articles of Incorporation and Bylaws" (page 46).

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus are "forward-looking statements." Forward-looking statements include statements about the competitiveness of the banking industry, potential regulatory obligations, potential economic growth in our primary service area, our strategies and other statements that are not historical facts. When we use in this prospectus words like "anticipate," "believe," "expect," "estimate" and similar expressions, you should consider them as identifying forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ significantly from those expressed or implied by the forward-looking statements. Some of these factors are set forth above in the section entitled "Risk Factors" on page 7.

                             TERMS OF THE OFFERING
General

     NBG Bancorp is offering up to 800,000 shares of its common stock for cash at a price of $10.00 per share. In addition, NBG Bancorp is offering to our organizers up to 372,500 warrants to purchase NBG Bancorp common stock. The warrants are exercisable for a period of ten years, beginning on the first anniversary of The National Bank of Georgia's opening, at an exercise price of $10.00 per share. The minimum subscription amount is 1,000 shares per investor which may be waived by NBG Bancorp in its sole discretion. The purchase price of $10.00 per share must be paid in full upon signing and delivering a subscription agreement. A subscription agreement for your use is attached to this prospectus as Appendix B. All subscriptions delivered by subscribers are subject to acceptance by NBG Bancorp, and NBG Bancorp reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Rejected subscriptions will be returned to the subscriber without interest. If your subscription is reduced, you may withdraw your subscription within ten days after being notified of NBG Bancorp's reduction. Once a subscription has been accepted by NBG Bancorp, you may not withdraw your subscription for any reason. NBG Bancorp reserves the right to terminate this offering at any time, for any reason whatsoever, prior to the time it withdraws funds from the subscription escrow account.

     Prior to this offering, there has been no established public trading market for NBG Bancorp common stock or the warrants and we do not anticipate that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of NBG Bancorp's book value, net worth or any other such recognized criteria of value. In determining the offering price of NBG Bancorp common stock, our organizers considered, among other factors, prevailing market conditions and price to book value multiples of comparable publicly traded companies. There can be no assurance that, if a market should develop for NBG Bancorp common stock, the post-offering market price will equal or exceed NBG Bancorp's $10.00 offering price.

Conditions of the Offering

     This offering will expire at 5:00 p.m. Eastern Time, on __________________, unless this date is extended by NBG Bancorp. However, the __________________ expiration date may be extended by NBG Bancorp without notice to subscribers for up to three consecutive 90-day periods, or not later than ________________.
This offering is expressly conditioned upon the fulfillment of the following conditions on or prior to ___________. The offering conditions, which may not be waived, are as follows:

     . at least $6,100,000 must be deposited with NBG Bancorp's escrow agent, Georgia First Bank, N.A., Gainesville, Georgia ("Georgia First");

     . NBG Bancorp must receive approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve") of its application to become a bank holding company;

     . our organizers must receive preliminary approval from the Office of the Comptroller of the Currency (the "OCC") to charter The National Bank of Georgia;

     . The National Bank of Georgia must receive approval of its deposit insurance application from the Federal Deposit Insurance Corporation (the "FDIC"); and

     . NBG Bancorp must not have canceled this offering prior to the time funds are withdrawn from the subscription escrow account.

Escrow of Subscription Funds

     Until the above offering conditions have been met, all subscriptions and documents delivered by subscribers will be placed in an escrow account with Georgia First. Under the terms of the escrow agreement (a copy of which is attached as Appendix A), if all of the offering conditions are met, NBG Bancorp will certify this fact to the escrow agent and the escrow agent will release all funds, with interest, to NBG Bancorp.

     Prior to the release of the funds from the escrow account, the escrow agent will invest the funds in interest-bearing bank accounts, including savings accounts and bank money market accounts, short-term direct obligations of the United States Government and/or in short-term FDIC insured bank certificates of deposit. NBG Bancorp will invest all funds obtained after the release of the funds from the escrow account and before it infuses capital into NBG Bancorp in a similar manner. NBG Bancorp will use the offering proceeds to purchase all of the capital stock of The National Bank of Georgia and to repay expenses incurred in the organization. See "Use of Proceeds."

     If the offering conditions are not met by ______________, 1999, the escrow agent will promptly return to NBG Bancorp's subscribers their proportionate share of the funds. The escrow agent will also return to subscribers their proportionate share of any interest earned. If the offering conditions are not satisfied, the expenses incurred by NBG Bancorp will be borne by our organizers and not by subscribers.

     No assurance can be given that the funds in the escrow account can or will be invested at the highest rate of return available or that any profits will be released from the investment of these funds.

     If all of the offering conditions are satisfied, and NBG Bancorp withdraws the funds from the subscription escrow account, all profits and earnings on the account will belong to NBG Bancorp. If the minimum offering of 610,000 shares of common stock are sold before the expiration date, a minimum closing will be held. At that minimum closing, the funds will be released from the escrow account to NBG Bancorp and subscribers to this offering will become shareholders of NBG Bancorp. Thereafter, subscribers' funds will be paid directly to NBG Bancorp, rather than the escrow agent, upon acceptance.

     Georgia First, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of NBG Bancorp common stock.

Failure to Begin Banking Operations

     Although we believe it is unlikely, it is possible that subscribers whose funds were originally placed in the escrow account may lose a portion of their investment because while we may be able to fulfill the conditions of this offering - and thus be able to withdraw funds from the escrow account - we may fail to begin banking operations. When the conditions of this offering are met and funds are withdrawn from the escrow account, shares of NBG Bancorp common stock will be issued to subscribers whose funds had been deposited in the escrow account. At that time, we will not have begun banking operations because final approval of The National Bank of Georgia's charter application will not have been received and conditions imposed by other regulatory authorities will not have been satisfied.

     Within 18 months after receiving preliminary approval of its charter application, the OCC requires a new national bank to receive final approval of the application and open for business. The National Bank of Georgia's charter application received preliminary approval from the OCC on October 26, 1999. Therefore, if The National Bank of Georgia does not obtain its charter and open for business by _____________, 2000, the bank's preliminary charter approval will expire. Other than capitalizing The National Bank of Georgia with at least $6,000,000, we believe obtaining the charter and opening for business will be based on meeting various requirements, such as purchasing stock in the Federal Reserve Bank of Atlanta and passing a pre-opening examination. Because of our experienced management team, we expect The National Bank of Georgia will have little difficulty satisfying these requirements after funds are withdrawn from the escrow account. In addition, even though we will have received the approvals of the Federal Reserve and the FDIC prior to withdrawing funds from the escrow account, their approvals will contain conditions that will not be able to be fulfilled until The National Bank of Georgia is capitalized and is near opening. We expect these conditions will be procedural in nature and capable of prompt resolution. NBG Bancorp will also require the permission of the Georgia Department of Banking and Finance (the "DBF") to operate as a bank holding company. Since the DBF typically bases its permission in large measure on the Federal Reserve's review and approval, we believe receipt of the DBF's approval will also be timely.

     However, in the event our assumptions are incorrect and we are unable to begin banking operations after funds have been withdrawn from the escrow account, NBG Bancorp will seek shareholder approval for dissolution and liquidation. Upon liquidation, NBG Bancorp will promptly return to shareholders all funds, with interest, less all expenses incurred by us, including the expenses of this offering and our organization and pre-opening expenses. It is possible that the amount returned to shareholders may be further reduced by amounts paid to satisfy claims of creditors, as discussed below.

     Once NBG Bancorp issues shares to subscribers, the offering proceeds will be considered part of NBG Bancorp's general corporate funds and may be subject to the claims of creditors of the company, including claims against the company that may arise out of actions of its officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering before NBG Bancorp begins banking operations. If such an attachment occurred and it became necessary to dissolve and liquidate NBG Bancorp, the payment process might be delayed. Further, if it became necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

Purchases by Organizers

     Our organizers anticipate purchasing 372,500 shares of common stock in this offering, which will constitute approximately 61% of the 610,000 shares to be outstanding upon completion of the minimum offering, or approximately 47% of the 800,000 shares to be outstanding should the maximum number of shares be sold. All purchases of shares by the organizers will be made at the same public offering price, $10.00 per share, as that paid by other investors and will count toward achieving the minimum offering. The organizers have represented to NBG Bancorp that their purchases will be made for investment purposes only and not with a view to resell their shares. See "Management - Proposed Directors and Executive Officers of NBG Bancorp and The National Bank of Georgia."

     In consideration for assisting in our organization, on the date The National Bank of Georgia opens for business, each of our organizers will be granted warrants to purchase additional shares of common stock. The warrants will be granted to the organizers in recognition of the financial risk they have undertaken in connection with the organizational expenses of this project. Particularly, each of the organizers has personally guaranteed a line of credit obtained from Georgia First. The warrants will provide our organizers with the opportunity to profit from any future increase in the market value of the common stock or any increase in the net worth of NBG Bancorp without paying for the warrant shares initially.

          Each warrant will entitle an organizer to purchase one share of common stock for each share he purchases in the offering. The actual number of warrants granted to an organizer will depend on the number of shares of NBG Bancorp common stock the organizer actually purchases in the offering. Therefore, given the intent of our organizers to purchase 372,500 shares in the offering, we expect that they will be granted warrants to purchase an aggregate of 372,500 shares of NBG Bancorp common stock upon completion of this offering.

          Each warrant will become exercisable on the first anniversary of the date on which The National Bank of Georgia opens for business. At that time, only 20% of the warrant will be exercisable. Thereafter, the warrant will become exercisable in 20% annual increments. Each warrant will expire ten years after the first anniversary of the date on which The National Bank of Georgia opens for business. An organizer exercising his warrant will pay $10.00 for each share purchased under the warrant, subject to adjustment for stock splits, recapitalizations or other similar events. Any future exercise of the organizers' warrants will reduce your percentage ownership interest in NBG Bancorp. Assuming all of the warrants are exercised, the organizers will own approximately 76% of the shares outstanding after the minimum offering and 64% of the outstanding shares after the maximum offering. See "Description of Capital Stock of NBG Bancorp - Organizers' Warrants."

                              PLAN OF DISTRIBUTION

General

     NBG Bancorp may terminate this offering for any reason at any time during its pendency for any reason whatsoever. Shares of NBG Bancorp common stock will be marketed on a best efforts basis, with a required 1,000 share minimum per investor (which may be waived by NBG Bancorp in its sole discretion), through NBG Bancorp's directors and executive officers, none of whom will receive any commissions or other form of remuneration based on the sale of the shares. In addition, NBG Bancorp may engage sales agents to sell shares on a best efforts basis. NBG Bancorp anticipates that if sales agents are retained, such persons would be paid sales commissions not exceeding 10% of the aggregate dollar amount of the common stock sold by the sales agents as well as marketing-related expenses. As soon as practicable, but no more than ten business days after receipt of a subscription to purchase shares of NBG Bancorp common stock, NBG Bancorp will accept or reject the subscription. Subscriptions not rejected by NBG Bancorp within this ten day period will be accepted. Once a subscription is accepted by NBG Bancorp, it cannot be withdrawn by you.

How to Subscribe

            If you desire to purchase shares of NBG Bancorp common stock, you should:

     1. Complete, date, and execute the subscription agreement you received with this prospectus;

     2. Make a check, bank draft, or money order payable to "Georgia First Bank, N.A., Escrow Account for NBG Bancorp, Inc.," in the amount of $10.00 times the number of shares you wish to purchase; and

     3. Deliver the completed subscription agreement and check to NBG Bancorp at the following address:

                               William S. Huggins
                     President and Chief Executive Officer
                               NBG Bancorp, Inc.
                                 P.O. Box 6507
                             Athens, Georgia  30604

     No subscription agreement is binding until accepted by NBG Bancorp, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Rejected subscriptions will be returned to the subscriber without interest. If your subscription is reduced, you may withdraw your subscription within ten days after being notified of NBG Bancorp's reduction.

          If you have any questions about this offering or how to subscribe, please call Mr. Huggins at (706) 355-3122 (or any of the other organizers). If you subscribe, you should retain a copy of the completed subscription agreement for your records. You must pay the subscription price at the time you deliver the subscription agreement.

Determination of Offering Price

          Prior to this offering, there has been no public market for NBG Bancorp common stock. The offering price of $10.00 per share in this offering has been determined by our organizers based on a number of factors, including prevailing market conditions, estimates of the business potential and earnings prospects of NBG Bancorp, an assessment of The National Bank of Georgia's management and the consideration of the above factors in relation to the market valuation of other community banks and community bank holding companies in the Southeast. In the event a market should develop for NBG Bancorp's common stock after completion of this offering, there can be no assurance that its market price will not be lower than the offering price in this offering.

                                USE OF PROCEEDS

     The gross proceeds from the sale of shares of NBG Bancorp common stock will be $6,100,000 assuming the sale of a minimum of 610,000 shares, and $8,000,000 assuming the sale of a maximum of 800,000 shares. However, if 610,000 shares are not sold prior to the expiration date of the offering, then NBG Bancorp will terminate this offering and promptly return all funds received from subscribers, with interest. See "Terms of the Offering."

     The estimated expenses of this offering are as follows:


Registration fees, including blue sky fees and expenses..............................            $   12,000
Legal fees and expenses..............................................................                35,000
Accounting fees and expenses.........................................................                 5,000
Printing and engraving expenses......................................................                10,000
Entertainment........................................................................                 3,500
Miscellaneous........................................................................                 6,000
                                                                                                 ----------
     Total Expenses..................................................................            $   71,500
                                                                                                 ==========

Net Proceeds
     Minimum offering................................................................            $6,028,500
     Maximum offering................................................................            $7,928,500

       The net proceeds of this offering as well as any interest earned on the subscription funds will be used by NBG Bancorp, after breaking escrow, primarily for the purchase of all of the issued and outstanding capital stock of The National Bank of Georgia. The National Bank of Georgia will, in turn, use the funds as capital to begin its business operations, including paying officers' and employees' salaries, purchasing its facility, and repaying expenses incurred in its organization.

       As indicated in The National Bank of Georgia's charter application filed with the OCC, NBG Bancorp intends to capitalize The National Bank of Georgia at $6,000,000. Any remaining funds from this offering are expected to be held by NBG Bancorp and reserved for general corporate purposes at the holding company level. NBG Bancorp anticipates that the proceeds received upon exercise of the warrants, if any, will be used for working capital purposes.

       A portion of the net proceeds of this offering beyond the minimum will be retained by NBG Bancorp for the purpose of funding any required additions to the capital of The National Bank of Georgia. Since national banks are regulated with respect to the ratio that their total assets may bear to their total capital, if The National Bank of Georgia experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management anticipates, however, that the proceeds of this offering will be sufficient to support The National Bank of Georgia's immediate capital needs and will seek, if necessary, additional long-and short-term financing to support any additional needs; however, we can give you no assurance that such financing, if needed, will be available or if available will be on terms acceptable to us.

       The following is a schedule of the estimated use by The National Bank of Georgia of the proceeds from the sale of NBG Bancorp common stock, including its estimated operating expenses for its first 12 months of operation.

Organizational and pre-opening expenses, including salaries, legal and accounting fees(1)..........................................................................  $  300,000(2)

Purchase of and improvements to bank facility(3)....................................   1,173,000(4)
Salaries and benefits(5)............................................................     633,380(2)
General and administrative expenses, composed primarily of data processing, marketing and advertising, telephone and casualty
   and deposit insurance(6).........................................................     331,446(4)

Furniture, fixtures and equipment(7)................................................     450,000(2)
Working capital.....................................................................   3,112,174
                                                                                      ----------
                                                                                      $6,000,000
                                                                                      ==========

__________________

(1) These expenses will be incurred prior to The National Bank of Georgia's opening for business and are being funded from a line of credit our organizers obtained from Georgia First in the principal amount of $250,000. Approximately $38,000 was outstanding on the line of credit at October 31, 1999. This loan has been guaranteed by our organizers, bears interest at the prime rate minus one as published in the Money Rates section of The Wall Street Journal, and is due on November 25, 1999. We expect to renew the line of credit prior to November 25, 1999.
(2) Includes expenses which will be incurred prior to The National Bank of Georgia's opening for business.
(3) Costs of purchasing The National Bank of Georgia's permanent facility are based on an agreed upon sale price with the owner of the facility. See "Proposed Business of NBG Bancorp and The National Bank of Georgia - Facilities."
(4) Represents operating expenses which will be incurred during The National Bank of Georgia's first 12 months of operations.
(5) Salaries and benefits are based on management's estimates of the number and types of employees which will be required during The National Bank of Georgia's first 12 months of operations. It is presently anticipated that the bank will employ ten persons during its first 12 months, including three officers.
(6) These expenses are based on the experiences of similar size banks in the region and on management's previous banking experience.
(7) Furniture and equipment cost is based on our organizers' estimates and upon information from suppliers of bank equipment of the costs required to furnish and equip The National Bank of Georgia for the expected level of operations.

  The expenses described above are estimates only and assume The National Bank of Georgia will open for business in March 2000, or as soon thereafter as practicable. Actual expenses may exceed these amounts. A portion of these expenses will be offset by revenues generated by the bank during its first year of operation.

                                 CAPITALIZATION

     The following table shows NBG Bancorp's capitalization as of October 31, 1999 and its pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 610,000 and a maximum of 800,000 shares of NBG Bancorp common stock in this offering.

     Upon NBG Bancorp's incorporation, William S. Huggins, the President of The National Bank of Georgia and NBG Bancorp and Chief Executive Officer of The National Bank of Georgia, purchased one share of common stock at the price of $1.00. NBG Bancorp will redeem this share for $1.00 upon the issuance of shares in this offering. The number of shares shown as outstanding after giving effect to this offering do not include shares of NBG Bancorp common stock issuable upon the exercise of warrants that will be granted to our organizers or pursuant to options that may be granted under NBG Bancorp's stock incentive plan. For additional information regarding the number and terms of those warrants and options, see "Description of Capital Stock of NBG Bancorp - Organizers' Warrants" and "Executive Compensation - Stock Option Plan."

                                                                              As Adjusted            As Adjusted
                                                                              for Minimum            for Maximum
                                                           Actual               Offering               Offering
                                                     ------------------   ---------------------  --------------------
Borrowings
----------
Note Payable                                            $  38,000              $      -0-            $      -0-

Shareholders' Equity Actual And As Adjusted
-------------------------------------------
Preferred stock, par value $1.00 per share;
 1,000,000 shares authorized; no shares issued
 and outstanding                                        $     -0-              $      -0-            $      -0-

Common stock, par value $1.00 per share;
 10,000,000 shares authorized; 1 share issued
 and outstanding; 610,000 shares issued and
 outstanding as adjusted (minimum offering);
 800,000 shares issued and outstanding as adjusted
 (maximum offering)                                     $       1              $  610,000            $  800,000

Additional paid-in capital                              $     -0-              $5,418,500            $7,128,500

Accumulated deficit during development stage            $(139,149)(1)          $ (300,000)(2)        $ (300,000)(2)

Total shareholders' equity                              $(101,149)             $5,728,500            $7,628,500
                                                        =========              ==========            ==========

___________________________
(1) This deficit reflects pre-opening expenses incurred through October 31, 1999, consisting primarily of salaries and employee benefits.
(2) The "As Adjusted" accumulated deficit results from estimated organizational and pre-opening expenses of $300,000 incurred through The National Bank of Georgia's target opening date in March 2000. Actual organizational and pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

                                   DIVIDENDS

     NBG Bancorp will initially have no source of income other than dividends that The National Bank of Georgia pays to it. NBG Bancorp's ability to pay dividends to its shareholders will therefore depend on the bank's ability to pay dividends to NBG Bancorp. In the future, NBG Bancorp may begin income-producing operations independent from those of The National Bank of Georgia, which may provide another source of income from which NBG Bancorp could pay dividends to you. However, we can give you no assurance as to when, if at all, these operations may begin or whether they will be profitable.

     Bank holding companies and national banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and the need for NBG Bancorp and The National Bank of Georgia to retain and build capital, the Boards of Directors of the company and the bank plan to reinvest earnings for the period of time necessary to support successful operations. As a result, NBG Bancorp does not plan to pay dividends until it recovers any losses incurred and becomes profitable, and its future dividend policy will depend on the earnings, capital requirements and financial condition of the company and the bank and on other factors that NBG Bancorp's Board of Directors considers relevant.

     Additionally, regulatory authorities may determine, under circumstances relating to the financial condition of NBG Bancorp or The National Bank of Georgia, that the payment of dividends would be an unsafe or unsound practice and may prohibit dividend payment. See "Supervision and Regulation - Payment of Dividends."

                               PLAN OF OPERATION


General

       NBG Bancorp is in the development stage and will remain in that stage until this offering is completed. NBG Bancorp was organized in September 1999 to serve as a holding company for The National Bank of Georgia. Since it was organized, NBG Bancorp's main activities have been centered on seeking, interviewing and selecting its directors, applying for a national bank charter, applying for FDIC deposit insurance, applying to become a bank holding company and raising equity capital through this offering.

     NBG Bancorp's financial statements and related notes, which are included in this prospectus, provide additional information relating to the following discussion of its financial condition. See "Index to Financial Report."


     NBG Bancorp's operations from June 1, 1999 through the close of the offering have been, and will continue to be, funded through a line of credit from Georgia First. The total amount available on the line of credit is $250,000, of which approximately $38,000 was outstanding at October 31, 1999. This loan has been guaranteed by our organizers, bears interest at the prime rate minus one as published in the Money Rates section of The Wall Street Journal, and is due on November 25, 1999. We expect to renew the line of credit prior to November 25, 1999.

     A portion of the proceeds of this offering will be used to repay the line of credit, to the extent that such repayment is reasonable and not detrimental to the operations of The National Bank of Georgia, and to the extent that such repayment is allowed by the OCC and other appropriate regulatory authorities. See "Use of Proceeds." Total organizational costs, as of October 31, 1999, amounted to $139,149.

Liquidity and Interest Rate Sensitivity

     Since NBG Bancorp has been in the development stage, there are no results to present at this time. Nevertheless, once The National Bank of Georgia begins operations, net interest income, its primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, we intend to structure the balance sheet so we will have regular opportunities to change the interest rates on (or "reprice") the bank's interest-bearing assets and liabilities. Imbalance in these repricing opportunities at any point in time constitute interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to change in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize The National Bank of Georgia's overall interest rate risks.

     We will evaluate regularly the balance sheet's asset mix in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To manage effectively the balance sheet's liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.

     As The National Bank of Georgia continues to grow, we will continuously structure its rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. The bank's Asset and Liability Management Committee will meet on a quarterly basis to develop a strategy for the upcoming period. The committee's strategy will include anticipating future interest rate movements.


     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. The National Bank of Georgia can obtain these funds by converting assets to cash or by attracting new deposits. The National Bank of Georgia's ability to maintain and increase deposits will serve as its primary source of liquidity.

     We know of no trends, demands, commitments, events or uncertainties that should result in, or are reasonably likely to result in, The National Bank of Georgia's or NBG Bancorp's liquidity increasing or decreasing in any material way in the foreseeable future, other than this offering.

Capital Adequacy

     We believe that the net proceeds of this offering will satisfy our cash requirements for at least the next 12 months following the opening of The National Bank of Georgia. Accordingly, we do not anticipate that it will be necessary to raise additional funds to operate NBG Bancorp or The National Bank of Georgia for at least the next 12 months. All anticipated material expenditures for such period have been identified and provided for out of the proceeds of this offering. For additional information about planned expenditures, see "Use of Proceeds." For additional information about our plan of operations, see "Proposed Business of NBG Bancorp and The National Bank of Georgia."

Year 2000 Issues

       Like many financial institutions, we will rely upon computers for the daily conduct of our business and for information systems processing. There is concern among industry experts that on January 1, 2000, computers will be unable to "read" the new year and there may be widespread computer malfunctions. We will generally be relying on software and hardware developed by independent third parties for our information systems.

       We anticipate opening The National Bank of Georgia after January 1, 2000, at which time we believe that most of the uncertainty surrounding the year 2000 issue should be resolved. In this event, our risks associated with computer malfunctions should be greatly reduced, but we will still seek to ensure that our computer systems and our major vendors' and clients' computer systems are in compliance and functioning properly.

                        PROPOSED BUSINESS OF NBG BANCORP
                        AND THE NATIONAL BANK OF GEORGIA

Background

     NBG Bancorp. NBG Bancorp was incorporated as a Georgia corporation on September 23, 1999 to serve as a bank holding company for The National Bank of Georgia. NBG Bancorp plans to use $6,000,000 of the net proceeds of this offering to capitalize The National Bank of Georgia. In return, the bank will issue all of its common stock to the company, and the company will be the bank's sole shareholder. Initially, The National Bank of Georgia will be NBG Bancorp's sole operating subsidiary. NBG Bancorp will apply to the Federal Reserve and the Georgia Department of Banking and Finance for approval to capitalize The National Bank of Georgia. If these agencies grant the necessary approvals, NBG Bancorp will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as currently in effect, and the Georgia Bank Holding Company Act when it purchases The National Bank of Georgia's common stock. See "Supervision and Regulation - General."

     NBG Bancorp has been organized to make it easier for The National Bank of Georgia to serve its future customers. The holding company structure will provide flexibility for expanding The National Bank of Georgia's banking business by possibly acquiring other financial institutions and providing additional capital and banking-related services. A holding company structure will make it easier for NBG Bancorp to raise capital for the bank because NBG Bancorp will be able to issue securities without the need for prior banking regulatory approval and the proceeds of debt securities issued by the company can be invested in the bank as primary capital.

     The National Bank of Georgia. Our organizers filed applications on behalf of The National Bank of Georgia with the OCC and with the FDIC on June 29, 1999 for authority to organize as a national bank with federally insured deposits. The National Bank of Georgia will not be authorized to conduct its banking business until it obtains a charter from the OCC. The issuance of the charter will depend, among other things, upon The National Bank of Georgia's receipt of at least $6,000,000 in capital from NBG Bancorp and upon compliance with other standard conditions expected to be imposed by the OCC. These conditions are generally designed to familiarize The National Bank of Georgia with national bank operating requirements and to prepare it to begin business operations. The OCC requires that a new national bank obtain a charter and open for business within 18 months after receipt of its preliminary approval from the OCC. The National Bank of Georgia received preliminary approval of its charter application from the OCC on October 26, 1999 and is awaiting approval of its FDIC deposit insurance application as well as final approval from the OCC and receipt of a charter. We expect The National Bank of Georgia will open for business in March 2000.

Market Opportunities

     Primary Service Area. The National Bank of Georgia's initial primary service area is the approximate ten mile radius surrounding its main office, which is located at 2234 West Broad Street in Athens, Georgia. The primary service area represents a geographic area that includes the City of Athens, Clarke County, and the northeastern portion of Oconee County. Athens is served by several major thoroughfares, including U.S. Highways 29 and 129. Athens is located approximately 65 miles northeast of Atlanta.

     Economic and Demographic Factors. Athens is the key economic focal point of the Athens Metropolitan Statistical Area ("MSA") as well as NBG Bancorp's primary service area, which encompasses a smaller geographic area than the Athens MSA. Athens' continuing expansion is due to its location in the path of Atlanta's growth, increasing enrollments at The University of Georgia, major infra-structure improvements and a growing hospitality industry. The estimated per capita personal income for Clarke and Oconee Counties in 1988 were $22,044 and $24,755, respectively. From 1993 through 1998, Clarke County's per capita personal income grew at an annual growth rate of 4.8%, while Oconee County's grew at an annual growth rate of 4.4%. Clarke County's, as well as Oconee's, per capita personal income annual growth rate is projected to slow down to 3.7% and 2.9%, respectively through 2003. We believe that one of the most important characteristics of the Athens MSA, as well as NBG Bancorp's primary service area, is that it tends to be insulated from severe economic downturns. With over 30,000 students, we believe The University of Georgia provides a stabilizing effect economically on the area and will continue to insure that it remains a unique market with growth opportunities.

     Population. The estimated populations for Clarke and Oconee Counties in 1998 were 92,281 and 24, 274, respectively. According to The University of Georgia's Selig Center for Economic Growth (the "Selig Center"), from 1993 through 1997 Clarke County's population grew at an annual growth rate of 0.8% while Oconee County's population grew at an annual growth rate of 4.7%. Clarke County's annual growth rate is projected to increase to 1.4% through 2003, while Oconee County's annual growth rate is projected to remain vibrant at 4.5%. The number of households within the Athens MSA has increased from 38,583 in 1980 to nearly 51,000 in 1990.

     Industry, Labor and Employment. According to the Selig Center, the number of nonagricultural workers increased in the Athens MSA from 59,700 in 1990 to 71,500 in 1997, an average annual increase of 2.6%. In the first three quarters of 1998, nonagricultural employment in the Athens MSA grew faster than in any other metropolitan area in Georgia. An unusually fast increase in government sector jobs accounts for this rapid growth. The Athens MSA has an unusually high number of college-educated workers, which is regularly supplemented by hundreds of graduates from The University of Georgia. Moreover, large numbers of students provide a core of part-time workers for employers where flexible scheduling is viable.

     The University of Georgia, together with other state, federal and local government institutions, provided 27.6% of the Athens MSA's area jobs in 1997. Employment in the government sector increased at a low 0.8% average annual rate between 1990 and 1997. After declining in 1996 and 1997, the government sector expanded at a rapid rate of 15.3% in the first nine months of 1998.

     The services and trade sectors provided almost half of the Athens MSA's nonagricultural jobs in 1997. They also were the area's fastest growing industries between 1990 and 1997. Services added jobs at a high 6.0% average annual rate, and trade followed with a 4.0% average annual growth. The rate of growth slowed significantly in both of those sectors in 1997, and the first nine months of 1998 saw 0.4% decline in service jobs, a 2.7% growth in retail trade employment, and a 4.6% decline in wholesale trade employment.

     Manufacturing, responsible for 16.2% of jobs in 1997, has been the slowest growing sector in the Athens MSA economy, adding jobs at a 0.2% average annual rate, which translates into 200 jobs between 1990 and 1997. Between January and September of 1998, employment in manufacturing rose by 1.1%, up from a 1.7% decline in 1997.

     In 1997, jobs in the construction, transportation, communications and public utilities, and financial sectors made up about 9.1% of the area's total nonagricultural employment. Construction, the largest of those sectors, saw the most rapid growth in the years preceding the 1996 Olympic Games. Athens was the site of three venues during the 1996 Olympic Games. Between 1994 and 1995, the sector grew by 8.7%. After registering 4.0% growth in 1997, employment in contract construction declined by 0.9% in the first quarters of 1998. After two years of growth, employment in transportation, communications, and public utilities suffered a 10.0% decline in 1997. The sector regained some of its losses and grew by 3.2% in the first nine months of 1998.

     Unemployment rates in Athens declined steadily from 1994 to 1997, a trend that continued into the first nine months of 1998. The Athens MSA had the lowest unemployment rate among Georgia's MSAs both in 1997 (3.0%) and in 1998 (2.9%). In particular, Clarke County's and Oconee County's average unemployment rates in 1997 were 3.2% and 2.0%, respectively, well below the state's average unemployment rate of 4.5% for that year.

     According to the Georgia Department of Labor, the largest non-government employers in Clarke County are Gold Kist, Inc., Seaboard Farms and St. Mary's Hospital. Athens' top ten employers are listed below and illustrate the diversification of business and trade in the area.

             Athens' Top Ten Employers               Total Employees            Industry
             -------------------------               ---------------          ------------
The University of Georgia.........................         8,903              Education
Athens Regional Medical Centers...................         1,882              Health Care
Seaboard Farms....................................         1,688              Agriculture
Clarke County School District.....................         1,600              Education
Athens-Clarke County..............................         1,375              Public Service
St. Mary's Hospital...............................         1,110              Health Care
Gold Kist, Inc....................................         1,056              Agriculture
Reliance Electric Corp............................           900              Manufacturing
General Time Corporation..........................           700              Manufacturing
ABB Power T&D Company, Inc........................           605              Manufacturing

     From 1993 through 1998, the number of persons employed in Clarke and Oconee Counties grew at annual growth rates of 3.3% and 9.2%, respectively. Although Clarke County's annual growth rate is projected to decrease to 2.2% through 2003, Oconee County's annual job growth rate is expected to remain strong at 7.3% through 2003.

     We believe that the Athens MSA presents a stable and diversified economic environment that will support NBG Bancorp's formation. As a community bank, The National Bank of Georgia will be designed to serve the needs of the citizens and businesses within this growing economy. We believe continued economic growth in the Athens MSA - especially Clarke and Oconee Counties - will be important to NBG Bancorp's long-term success.

     Competition. The banking business is highly competitive. The National Bank of Georgia will compete with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in its primary service area. Clarke County is served by at least seven insured financial institutions operating a total of 30 retail branches as of June 30, 1998, the latest date for which information is available. In Oconee County, as of June 30, 1998, there were at least five insured financial institutions operating a total of eight retail branches. A number of these competitors are well established in NBG Bancorp's primary service area.

  The following tables illustrate the June 30, 1998 deposit base and market share of the financial institutions located in Clarke and Oconee Counties.

Clarke County                                                           $                %
-------------                                                          ---              ---
                                                                       (Dollars in millions)
                        Financial Institution
Athens First Bank and Trust Company..................................  309              28.2
SunTrust Bank, Northeast Georgia.....................................  222              20.2
Bank of America (formerly NationsBank)...............................  208              18.9
Wachovia Bank........................................................  147              13.4
First American Bank & Trust Company..................................   94               8.5
SouthTrust Bank (formerly The Georgia National Bank).................   74               6.8
Main Street Bank.....................................................   44               4.0

Oconee County
-------------

                       Financial Institution
Oconee State Bank....................................................  105              56.5
Athens First Bank and Trust Company..................................   73*             39.2
Bank of America (formerly NationsBank)...............................    7               3.8
First American Bank & Trust Company..................................    1               0.5

__________
     * Includes deposits of Bank of Georgia which was acquired by Athens First after June 30, 1998.

     Some of The National Bank of Georgia's competitors have substantially greater resources and lending limits than The National Bank of Georgia will, and some competitors provide other services - such as extensive and established branch networks and trust services - that The National Bank of Georgia does not expect to provide initially. As a result of these competitive factors, The National Bank of Georgia may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers, thus decreasing its net interest margin.

     Several of the larger regional banks have a presence in The National Bank of Georgia's primary service area through branch offices. Many of their customer service functions, as well as authority for loan approval, however, are located outside of the area. Although several community banks also have branches in The National Bank of Georgia's primary service area, no other locally-owned community banks are headquartered in Athens and The National Bank of Georgia will be one of the only locally-owned community banks serving Oconee County. We are aware, however, of a state bank in Oconee County that is currently in the organizational stages.

     As a result of the various mergers that have taken place in the Athens and Oconee County area over the past years, we believe an attractive opportunity exists in The National Bank of Georgia's primary service area for a new bank that positions itself as a locally-owned community bank prepared to take advantage of changes occurring in the regional banking structure. We intend to differentiate The National Bank of Georgia from other financial institutions primarily through personal service and strong involvement in our market.

Business Strategy

     Management Philosophy. The National Bank of Georgia's philosophy is to operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in Athens, and northeastern Oconee County. The National Bank of Georgia has adopted this philosophy in order to attract customers and acquire market share now controlled by other financial institutions in its primary service area. We believe that local ownership and control will allow the bank to serve customers more efficiently and will aid in its growth and success. Additionally, we believe that the expansion and growth of The National Bank of Georgia's services will be a significant factor in its success. Accordingly, we will implement the following operating and growth strategies:

     Operating Strategy. In order to achieve the level of prompt, responsive service that we believe will be necessary to attract customers and to develop The National Bank of Georgia's image as a local bank with an individual focus, we will employ the following operating strategies:

     . Quality Employees. We will strive to hire highly trained and seasoned staff. We plan to train the staff to answer questions about all of our products and services so that the first employee the customer encounters can resolve customer questions. We are committed to hiring experienced and qualified staff, although this may result in higher personnel costs than are typically experienced by similar financial institutions.

     . Experienced Senior Management. The National Bank of Georgia's senior management possesses extensive experience in the banking industry as well as substantial business and banking contacts in the Athens and Oconee County area. For example, the bank's principal executive officer, William S. Huggins, has over 30 years of banking experience, the bank's principal lending officer, Thomas Z. Lanier, III, has over 25 years of banking experience and the bank's principal accounting officer, Michael
        R. Carson, has over 17 years of banking experience. Collectively, Messrs. Huggins, Lanier and Carson have over 35 years of banking experience in the Athens and Oconee County area. See "Management."

     . Community-Oriented Board of Directors. The National Bank of Georgia's Board of Directors will consist predominately of long time residents of the Athens and Oconee County area who represent the bank's target markets and will be sensitive and responsive to the needs of the community. Additionally, The National Bank of Georgia's Board of Directors will represent a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to the bank as a result of their experience and involvement.

     . Community Involvement. All of The National Bank of Georgia's officers and proposed directors are active in the Athens and Oconee County area, and their continued active community involvement will provide an opportunity to promote the bank and its products and services.

     . Officer and Director Call Program. We intend to implement an active officer and director call program to promote The National Bank of Georgia. The purpose of this call program will be to visit prospective customers and describe the bank's products and services.

     . Highly Visible Site. The National Bank of Georgia's main office location is visible and accessible and is near one of the busiest intersections in the Athens MSA. We believe this will enhance the bank's image as a strong competitor.

     . Individual Customer Focus. The National Bank of Georgia will focus on providing individualized service and attention to its target customers, which include individuals and small- to medium-sized businesses. As its employees, officers and directors become familiar with its customers, the bank will respond to credit requests quickly and be more flexible in approving loans based on collateral quality and personal knowledge of the customer.

     . Local Decision Making. The National Bank of Georgia's position as the only locally-owned community bank in Athens, and one of the only locally-owned community banks serving Oconee County, will allow the bank to be more responsive to customer requests and to the needs of customers within the community.

     . Marketing and Advertising. We plan to promote The National Bank of Georgia and to develop its image as a community-oriented bank with an emphasis on quality service and personal contact. We will also use media services such as local newspapers, drive-time radio, direct mail campaigns and television to promote its products and services.

     Growth Strategy. Because we believe that growth and expansion of The National Bank of Georgia's customer base will be a significant factor in the bank's success, we plan to implement the following growth strategies:

     . Capitalize on Trend Toward Consolidation. The National Bank of Georgia will capitalize on its position as the only locally-owned community bank in Athens and one of the only locally-owned community banks serving Oconee County to attract individual and small- to medium-sized business customers that may be underserved as a result of recent bank consolidations.

     . Attract Employees with Established Customer Relationships. We will hire employees who have, through their experience in banking, established significant customer relationships. By hiring employees with established customer relationships, we believe The National Bank of Georgia will grow more rapidly than it would if it were to hire employees who would require time to develop a customer base.

     . Offer Fee-Generating Products and Services. The National Bank of Georgia's range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract its target customers and increase its market share. The bank will offer small businesses, professionals, entrepreneurs and consumers superior loan services while charging aggressively for such services and using technology and engaging third-party service providers to perform some functions at a lower cost to increase fee income.

Lending Services

     Lending Policy.   The National Bank of Georgia is being established to
generally support the Athens and Oconee County area. Consequently, the bank will aggressively lend money to creditworthy borrowers within this limited geographic area. The National Bank of Georgia will emphasize both commercial loans to small- and medium-sized businesses and professional concerns as well as real estate-related loans, including construction loans for residential and commercial properties, and primary and secondary mortgage loans for the acquisition or improvement of personal residences. To a lesser extent, the bank will also make consumer loans.

     The National Bank of Georgia intends to maintain a balanced loan portfolio. The bank estimates that real estate-related loans will comprise 50% of the portfolio, commercial loans to small- to medium-sized businesses will comprise 40% of the portfolio, and consumer loans to individuals will comprise 10% of the portfolio. The bank plans to avoid concentrations of loans to a single industry or based on a single type of collateral. To address the risks inherent in making loans, the bank will maintain an allowance for loan losses based on, among other things, an evaluation of the bank's loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic changes and the values of certain loan collateral. Based upon such factors, the bank's management will make various assumptions and judgments about the ultimate collectibility of the loan portfolio and provide an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans. However, because there are certain risks that cannot be precisely quantified, management's judgment of the allowance is necessarily an approximation and imprecise. The adequacy and methodology of the allowance for loan losses will be subject to regulatory examination and compared to a peer group of financial institutions identified by the bank's regulatory agencies.

     Loan Approval and Review. The National Bank of Georgia's loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer's lending authority, either an officer with a higher lending limit or the bank's Loan Committee will determine whether to approve the loan request. The bank will not make any loans to any of its directors or executive officers unless its Board of Directors approves the loan, the terms of the loan are no more favorable than would be available to any other applicant with similar credit factors not affiliated with the bank, and the loan otherwise complies with applicable law.

     Lending Limits. The National Bank of Georgia's lending activities will be subject to a variety of lending limits imposed by law. Differing limits apply in some circumstances based on the type of loan or the nature of the borrower, including the borrower's relationship to the bank. In general, however, the bank will be able to loan any one borrower a maximum amount equal to either: (i) 15% of the bank's capital and surplus or (ii) 25% of its capital and surplus if the excess over 15% is within federal guidelines, which provide an exception to the 15% limit for some types of secured debt. Based on its proposed minimum capitalization and projected pre-opening expenses, the bank's initial lending limit will be approximately $855,000 for loans not fully secured plus an additional $570,000, or a total of approximately $1,425,000, for loans that meet the federal guidelines. The bank has not yet established any minimum or maximum loan limits other than the statutory lending limits described above. These limits will increase or decrease as the bank's capital increases or decreases as a result of its earnings or losses, among other reasons. The bank may sell participations in its loans to other financial institutions in order to meet all of the lending needs of loan customers.

     Credit Risks. The principal economic risk associated with each category of loans that The National Bank of Georgia expects to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the services and retail market segments. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     With respect to real estate loans generally, the ability of a borrower to repay a real estate loan will depend upon a number of economic factors, including employment levels and fluctuations in the value of real estate. In the case of a real estate purchase loan, the borrower may be unable to repay the loans at the end of the loan term and may thus be forced to refinance the loan at a higher interest rate, or, in certain cases, the borrower may default as a result of its inability to refinance the loan. In either case, the risk of nonpayment by the borrower is increased. In the case of a real estate construction loan, there is generally no income from the underlying property during the construction period, and the developer's personal obligations under the loan are typically limited. Each of these factors increases the risk of nonpayment by the borrower. The National Bank of Georgia will also face additional credit risks to the extent that it engages in adjustable rate mortgage loans ("ARMs"). In the case of an ARM, as interest rates increase, the borrower's required payments increase, thus increasing the potential for default. The marketability of all real estate loans, including ARMs, is also generally affected by the prevailing level of interest rates.

     The risks associated with commercial loans vary with many economic factors, including the economy in the Athens and Oconee County area. The well established financial institutions in the Athens and Oconee County area are likely to make proportionately more loans to large-sized businesses than The National Bank of Georgia will make. Many of the bank's anticipated commercial loans will likely be made to small- to medium-sized businesses that may be less able to withstand competitive, economic and financial pressures than larger borrowers. In addition, because payments on loans secured by commercial property generally depend to a large degree on the results of operations and management of the properties, repayment of such loans may be subject, to a greater extent than other loans, to adverse conditions in the real estate market or the economy.

     Consumer loans generally involve more credit risks than other loans because of the type and nature of the underlying collateral or because of the absence of any collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the case of default. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. Although the underwriting process for consumer loans includes a comparison of the value of the security, if any, to the proposed loan amount, The National Bank of Georgia cannot predict the extent to which the borrower's ability to pay, and the value of the security, will be affected by prevailing economic and other conditions.

     Real Estate Loans. The National Bank of Georgia will make commercial real estate loans, construction and development loans, and residential real estate loans. These loans will include some commercial loans where the bank will take a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.

     . Commercial Real Estate. Commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable. The National Bank of Georgia will generally charge an origination fee. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80% and net projected cash flow available for debt service equals 120% of the debt service requirement. In addition, the bank may require personal guarantees from the principal owners of the property supported by a review by the bank's management of the principal owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, new job creation trends, tenant vacancy rates and the quality of the borrower's management. The bank will limit its risk by analyzing borrowers' cash flow and collateral value on an ongoing basis. The bank will compete for real estate loans with competitors that are well established in its primary service area.

     . Construction and Development Loans. Construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid periodically. The ratio of the loan principal to the value of the collateral as established by independent appraisal will not generally exceed 80%. Speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or appraiser. Risks associated with construction loans include fluctuations in the value of real estate and new job creation trends.

     . Residential Real Estate. The National Bank of Georgia's residential real estate loans will consist of residential first and second mortgage loans and residential construction loans. The bank will offer fixed and variable rates on our mortgages with the amortization of first mortgages with maturity dates of three years and beyond. These loans will be made consistent with the bank's appraisal policy and with the ratio of the loan principal to the value of collateral as established by independent appraisal generally not to exceed 95%. We expect these loan to value ratios will be sufficient to compensate for fluctuations in real estate market value and to minimize losses that could result from a downturn in the residential real estate market. The National Bank of Georgia plans to open a mortgage department to process home loans immediately upon opening, which will allow it to originate long term mortgages to be sold on the secondary market. The bank intends to limit interest rate risk and credit risk on these loans by locking in the interest rate for each loan with the secondary market investor and receiving the investor's underwriting approval before funding the loan.

        Commercial Loans. We expect that loans for commercial purposes in various lines of businesses also will be one of the primary components of The National Bank of Georgia's loan portfolio. The terms of these loans will vary by purpose and by type of underlying collateral, if any. The bank will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory, or other collateral, as well as personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The quality of the commercial borrower's management and its ability both to evaluate properly changes in the supply and demand characteristics affecting its markets for products and services and to respond effectively to such changes are significant factors in a commercial borrower's creditworthiness.

        Consumer Loans. The National Bank of Georgia will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans, home equity loans and lines of credit. Consumer loan repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars, and trailers the loan should be amortized over the useful life of the asset. The borrower will generally be required to be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. We expect that the principal competitors for consumer loans will be the established banks in the Athens and Oconee County area.

Investments

     In addition to loans, The National Bank of Georgia will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. The Asset and Liability Management Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to the bank's policy as set by the Board of Directors. The members of the committee will be Jack L. Barton, Michael R. Carson, Ronald L. Hill and William S. Huggins. The committee will be chaired by Tommy E. Warner. See "Management - Committees of the Boards of Directors."

Asset and Liability Management

     The Asset and Liability Management Committee will manage The National Bank of Georgia's assets and liabilities and will strive to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity and adequate liquidity. The committee will conduct these management functions within the framework of written loan and investment policies that the bank will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

Deposit Services

     The National Bank of Georgia will establish solid core deposits, including checking accounts, money market accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, the bank will employ an aggressive marketing plan in the overall service area and feature a broad product line and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, the Athens and Oconee County area. NBG Bancorp plans to obtain these deposits through personal solicitation by its officers and directors, direct mail solicitations and advertisements published in the local media. It will generate deposits by offering a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, transaction and investment money market deposits, certificates of deposit, retirement accounts and other legally permitted deposit or funds transfer services that may be offered to remain competitive in the market.

Other Banking Services

     Other anticipated bank services include cash management services, safe-deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. The National Bank of Georgia plans to become associated with a shared network of automated teller machines that its customers will be able to use throughout Georgia and other regions.
The bank may offer annuities, mutual funds and other financial services through a third party that has not yet been chosen. The bank also plans to offer Mastercard(R) and VISA(R) credit card services through a correspondent bank as an agent for the bank. The National Bank of Georgia will not exercise trust powers during its early years of operation. It may in the future offer a full-service trust department, but cannot do so without the prior approval of the OCC.

     The National Bank of Georgia will also offer its targeted commercial customers a courier service that will pick up non-cash deposits from the customer's place of business and deliver them to the bank. We believe that this will be an important service for our customers because the bank will initially have only one location.

Marketing and Advertising

     The National Bank of Georgia's target customers will be the residents and the small- to medium-sized businesses and their employees located in the Athens and Oconee County area.

     We plan to use a targeted marketing approach through local newspapers, radio advertisements during peak driving times, direct mail campaigns, and television spots as necessary. Additionally, we plan to sponsor community activities on an ongoing basis.

Employees

     When it begins operations, The National Bank of Georgia will have approximately ten employees and one part-time employee. We do not expect NBG Bancorp to have any employees who are not also employees of the bank.

     William S. Huggins is the President of NBG Bancorp and will be the President and Chief Executive Officer of The National Bank of Georgia. Mr. Huggins has over 30 years of banking experience, including extensive experience in the areas of finance and management.

     Thomas Z. Lanier, III will be The National Bank of Georgia's senior lending officer. Mr. Lanier has over 25 years of banking experience, including extensive lending and management experience.

     Michael R. Carson will be in charge of The National Bank of Georgia's operations. Mr. Carson has over 17 years of banking experience, including extensive experience in the areas of finance and operations.

     See "Management" for additional information about our executive officers and their qualifications.

Facilities

     We are located at 2234 West Broad Street in Athens, Georgia. On June 1, 1999, we entered into a letter agreement with Century South Banks, Inc., the owner of our West Broad Street facility, under which Century South will sell us the facility when the conditions to this offering are met and subscription funds are released from the escrow account. See "Terms of the Offering - Escrow of Subscription Funds." The purchase price, which is good until March 1, 2000, or when subscription funds are released from the escrow account - whichever occurs first - is $1,078,052. Until we purchase the facility, we have agreed to rent it from Century South at a rate of $3,000 per month plus utilities. Georgia First, our escrow agent, is a wholly-owned subsidiary of Century South.

     The facility consists of approximately 3,000 square feet and includes one vault, three offices, a loan operations area, five teller stations, three drive-in windows, and one automated teller machine. We plan to update and improve the facility, the estimated costs of which are expected to total $95,000. We do not anticipate any material expenditures in connection with complying with environmental laws related to our occupancy of the facility.

     Located within 200 yards of one of the busiest intersections in The National Bank of Georgia's primary service area, our facility offers high visibility and ample parking in an area with significant traffic. We believe our location is the central location for business, residential, commuting and shopping in the bank's primary service area.

Legal Proceedings

  As of the date of this prospectus, there were no material legal proceedings to which we, or any of our properties, were subject.

                                   MANAGEMENT

Proposed Directors and Executive Officers of NBG Bancorp and The National Bank of Georgia

     The following table sets forth, for the directors and executive officers of NBG Bancorp, (i) their names, addresses and ages at November 1, 1999, (ii) their respective positions with us, (iii) the number of shares of common stock they intend to purchase in the offering, (iv) the percentage of outstanding shares such number will represent, and (v) the number of shares subject to warrants and options that they will receive when we complete this offering.



                                                                               Percentage of
                                                                             Outstanding Shares                            Shares
                                                                               of minimum/maxi-      Shares Subject      Subject to
     Name and Address (Age)      Positions to Be Held     Number of Shares     mum  offerings          to Warrants         Options
------------------------------------------------------------------------------------------------------------------------------------
Class I Directors:
(Initial term expiring in 2000)

John Harold Barrett (45)              Director               50,000               8.2/6.3                 50,000             -0-
325 Red Oak Trail
Athens, Georgia 30606

Jack Lee Barton (45)                  Director               25,000               4.1/3.1                 25,000             -0-
1100 Shoals Pointe
Athens, Georgia 30606

Robert E. Burton (51)                 Director               50,000               8.2/6.3                 50,000             -0-
105 Post Oak Trail
Athens, Georgia 30606

Michael R. Carson (39)            Director, Executive        10,000               1.6/1.3                 10,000          12,853*
210 Waterford Way                    Vice President
Athens, Georgia 30606

Class II Directors:
(Initial term expiring in 2001)

Michael S. Gautreaux (50)             Director               15,000               2.5/1.9                 15,000             -0-
1522 Highway 330
Bogart, Georgia 30622

Ronald Lewis Hill (47)                Director               10,000               1.6/1.3                 10,000             -0-
1516 Annapolis Way
Grayson, Georgia 30017

William S. Huggins (52)            Director, President and   25,000               4.1/3.1                 25,000          20,884*
1051 Ridge Pointe                  Chief Executive Officer
Athens, Georgia 30606

Henry D. Joiner (48)                   Director              25,000               4.1/3.1                 25,000             -0-
410 Millstone Circle
Athens, Georgia 30606



                                                                               Percentage of
                                                                             Outstanding Shares                            Shares
                                                                               of minimum/maxi-      Shares Subject      Subject to
     Name and Address (Age)      Positions to Be Held     Number of Shares     mum  offerings          to Warrants         Options
------------------------------------------------------------------------------------------------------------------------------------
Class III Directors:
(Initial term expiring 2002)

Thomas Z. Lanier, III (47)        Director, Executive         22,500               3.7/2.8                22,500          15,263*
240 Oak Bend Drive                   Vice President
Athens, Georgia 30606

Ted R. Ridlehuber (60)                    Director            40,000               6.6/5.0                40,000             -0-
211 McWhorter Drive
Athens, Georgia 30606

Thomas W. Scott (36)                      Director            20,000               3.3/2.5                20,000             -0-
265 Lullwater Road
Athens, Georgia 30606

Tommy E. Warner (54)                      Director            50,000               8.2/6.3                50,000             -0-
180 Wedgefield Lane
Athens, Georgia 30606

Claude Williams, Jr. (76)                 Director            30,000               4.9/3.8                30,000             -0-
570 Springdale Street
Athens, Georgia 30606                  ---------------       -------              --------               -------          ------

All Proposed Directors and                                   372,500                 61/47               372,500          49,000
 Executive Officers as a Group
 (13 persons)

_______________

* Represents the maximum number of incentive stock options to be granted if The National Bank of Georgia achieves performance goals. See "Executive Compensation - Employment Agreements.

     Each person listed above has been a director of NBG Bancorp since
September 23, 1999. Directors of NBG Bancorp serve staggered terms, which means that one-third of the directors will be elected each year at NBG Bancorp's annual meeting of shareholders. The initial term of the Class I directors expires in 2000, the initial term of the Class II directors expires in 2001, and the initial term of the Class III directors expires in 2002. Thereafter, each director will serve for a term of three years. NBG Bancorp's officers are appointed by the Board of Directors and hold office at the will of the Board. See "Important Provisions of NBG Bancorp's Articles of Incorporation and Bylaws."

     Each person listed above is also a proposed director of The National Bank of Georgia. Each of the bank's proposed directors will, upon approval of the OCC, serve until the bank's first shareholders' meeting, which will convene shortly after NBG Bancorp receives its charter. NBG Bancorp, as the sole shareholder of The National Bank of Georgia, will nominate each proposed director to serve as director of the bank at that meeting. After the first shareholders' meeting, directors of the bank will serve for a term of one year and will be elected by NBG Bancorp each year at the bank's annual meeting of shareholders. The bank's officers will be appointed by its Board of Directors and will hold office at the will of the Board.

     John Harold Barrett has been in the construction and development business in the Southeast and NBG Bancorp's primary service area since finishing his education at The University of Georgia in 1974. He is the founder of Barrett Properties, Inc., a property management company that manages his family's real estate interests, including approximately 1,500 rental units in the Southeast, a large number of which are located in Athens. Mr. Barrett is currently on the board of trustees of Athens Academy and has served on the board of directors of the Athens YMCA, the Chamber of Commerce, and the Athens Area Homebuilders Association.

     Jack Lee Barton is the majority owner of Lintel, Inc., a holding company for Hart Telephone Company of Hartwell, Georgia. He has been employed by the company since 1976 and currently serves as its chief executive officer. Mr. Barton has been instrumental in the development of the YMCA of Hartwell and was the developer of Catteegee Golf Club of Hartwell. He and his family currently reside in Athens and are active in the community. Mr. Barton graduated from The University of Georgia in 1976 with a business degree. He is the past president of the Hart County Chamber of Commerce and the Hartwell Rotary Club. Mr. Barton is also the past president of the Georgia Telephone Association and was for six years director of the National Telephone Association. Mr. Barton has served on the advisory board of the Rural Telephone Finance Cooperative, a financial services institution lending to electric utilities and telephone companies throughout the United States.

     Robert E. Burton is the co-founder of Flowers, Inc., the largest wholesaler of balloons and gift items in the United States. He has been the company's chief executive officer since 1971. Mr. Burton graduated from The University of Georgia in 1971. Mr. Burton is active in several real estate investment partnerships and is an active investor in commercial banking ventures.

     Michael R. Carson most recently served as senior vice president and chief financial officer of The Georgia National Bank (which was recently purchased by SouthTrust, National Association), a position he had held since 1989. In this capacity, he was responsible for all bank operations, bank investments, personnel, accounting, and data processing activities. Mr. Carson graduated from The University of Georgia in 1981 with a business degree. Mr. Carson also earned a graduate degree in banking from The Banking School of the South in Baton Rouge, Louisiana in 1991. Mr. Carson has served as an instructor in bank operations for the Community Bankers Association of Georgia for the last seven years. He also has served on the board of directors of the Hope Haven School for Adult Mentally Handicapped Persons since 1991. Mr. Carson has further served on the local board of directors of the American Heart Association and has been a mentor in the Clarke County School System.

     Michael Sidney Gautreaux co-owns Athens Insurers, an insurance agency selling a wide range of insurance products to large and small businesses and individuals. He has been an owner of the company since 1974. Mr. Gautreaux served as an advisory board member for Bank South's (now Bank of America's) Athens branches for one year. He has a degree in industrial engineering from the University of Rhode Island and an MBA from The University of Georgia. Mr. Gautreaux is past chairman of the Independent Insurance Agents of America, where he served on the E&O Professional Liability Committee, and is currently a President's Club member of Selective Insurance Agents. Mr. Gautreaux is active in the local community and serves as a member of the board of trustees of Athens Academy. He is also on the board of trustees of the Athens YMCA and serves as committee chairman of the membership committee of the Athens Chamber of Commerce.

     Ronald Lewis Hill owns two automobile dealerships in Athens, University Motors, Inc., a Ford and Mazda dealership, and University Automotive, Inc., a Lincoln, Mercury and Jeep dealership. Mr. Hill has owned and operated these two dealerships since 1994. Mr. Hill attended DeKalb Junior College and has been involved in the automobile business in Atlanta and Athens for over 23 years.
Mr. Hill is a member of the Athens Rotary Club.

     William S. Huggins most recently served as president and chief executive officer and a director of The Georgia National Bank, a position he had held since 1993. From 1992 to 1993, he served as president and chief executive officer of Embry National Bank in Atlanta. From 1969 to 1991, Mr. Huggins was employed by Bank South Corporation, Atlanta, where he served as executive vice president of its corporate banking group. A native of Athens, Mr. Huggins graduated in 1969 from The University of Georgia with a business degree. He is also a graduate of The Banking School of the South in Baton Rouge, Louisiana. Mr. Huggins is on the board of directors of the Athens YMCA. He is also a member of the Athens Rotary Club and serves as an advisory director of Presidential Financial Corporation of Atlanta.

     Henry D. Joiner is a real estate broker with Joiner and Associates, an Athens real estate company he has owned since 1996. Prior to 1996, Mr. Joiner owned ReMax Associates, an Athens real estate company, and Athena Management Company, a real estate management company based in Athens. He is a graduate of Gainesville Junior College and attended The University of Georgia.

     Thomas Z. Lanier, III most recently served as executive vice president and a director of The Georgia National Bank, a position he had held since 1993. Prior to joining The Georgia National Bank, he had served as vice president and loan officer for C&S National Bank of Athens (now Bank of America). Mr. Lanier graduated from The University of Georgia in 1974 with a marketing degree. He is active in the Athens Little League program and has served as its president for the last four years. He also serves as the treasurer of the Clarke Central Booster Club.

     Ted Ruff Ridlehuber owns Cannon Financial Institute, a financial services training and consulting company headquartered in Athens that serves regional banking companies throughout the country. Mr. Ridlehuber has served as chief executive officer of the company since 1993. Prior to that time, he was senior vice president with the C&S National Bank of Athens (now Bank of America) from 1964 to 1983. Mr. Ridlehuber was an organizer and a director of The Georgia National Bank, where he served as chairman of its strategic planning committee. Mr. Ridlehuber graduated from The University of Georgia in 1962 and earned his law degree from The University of Georgia in 1963.

     Thomas Wells Scott is a certified public accountant who has served a variety of business and individual clients through his firm, Thomas W. Scott and Associates, since 1989. Mr. Scott graduated from The University of Georgia with an accounting degree in 1986. In addition to his accounting practice, Mr. Scott is a partner in a number of commercial real estate projects.

     Tommy Edward Warner has owned and served as president of several Blockbuster Video franchises, since 1990. Mr. Warner also manages Warner Properties, LLC, a real estate investment company owning residential properties. Mr. Warner served as a director of The Georgia National Bank, where he was a member of the asset/liability committee. Mr. Warner graduated from The University of Georgia in 1968 with a business degree.

     Claude Williams, Jr. has managed his family's controlling interest in Allison Outdoor Advertising, Ltd., and co-owned Williamson Outdoor Advertising since 1997. Mr. Williams was an organizer of The Georgia National Bank and served as its chairman. He also has served as a director of First American Bank of Athens and Citizens Bank of Gainesville. Mr. Williams has been in the media business for much of his life, having owned interests in radio stations, outdoor advertising companies, and newspapers. Mr. Williams is currently a trustee of The University of Georgia Foundation and is past chairman of the North Georgia College board of trustees. He is a past president of the Athens Chamber of Commerce, past chairman of the Athens Regional Hospital Development Council and is active in many other charitable organizations.

Committees of the Boards of Directors

     We have established the following committees. Other committees may be established as needed once we begin banking operations.

     Audit, Compliance and Compensation Committee. The Audit, Compliance and Compensation Committee will recommend to the Board of Directors of NBG Bancorp the independent public accountants to be selected to audit NBG Bancorp's and The National Bank of Georgia's annual financial statements and will approve any special assignments given to the independent public accountants. The committee also will review the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the bank's internal accounting staff. Additionally, the committee will provide oversight to NBG Bancorp's and The National Bank of Georgia's compliance staff for adherence with regulatory rules and regulations, including the Community Reinvestment Act. The committee further will establish compensation levels for officers of NBG Bancorp and The National Bank of Georgia, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including the Stock Option Plan described in this prospectus. The committee will be chaired by Thomas W. Scott, and also will include Robert E. Burton, Michael S. Gautreaux, and Ted R. Ridlehuber.

     Loan Committee. The National Bank of Georgia's Loan Committee will review any loan request made by a potential borrower over an established credit threshold for compliance with the bank's lending policies and federal and state rules and regulations governing extensions of credit. After making this review, the committee will decide whether to extend credit to the potential borrower. The committee will be chaired by Claude Williams, Jr., and also will include John M. Barrett, William S. Huggins, Henry D. Joiner, and Thomas Z. Lanier, III.

     Asset and Liability Management Committee. The Asset and Liability Management Committee will provide guidance to NBG Bancorp and The National Bank of Georgia in balancing the yields and maturities in the bank's loans and investments to its deposits. The committee will be chaired by Tommy E. Warner, and also will include Jack L. Barton, Michael R. Carson, Ronald L. Hill, and William S. Huggins.

                             EXECUTIVE COMPENSATION

1999 Compensation

     The following table shows information for 1999 with regard to compensation for services rendered in all capacities to NBG Bancorp by its President and Chief Executive Officer. No other executive officer earned more than $100,000 in salary and bonus in 1999.

                                                Summary Compensation Table

                                                                          Annual Compensation
                                                 ----------------------------------------------------------------------
Name and                                                                                                 Other Annual
Principal Position                  Year                Salary ($)                 Bonus ($)           Compensation ($)
--------------------------  ---------------------  ---------------------     ---------------------     ----------------
William S. Huggins,                 1999                 44,333(1)                    -0-                     -0-
 President and Chief
 Executive Officer

(1) Represents salary accrued since June 29, 1999. Mr. Huggins' salary will continue to accrue at a rate of $11,083.33 per month until The National Bank of Georgia receives final regulatory approvals to open. See "- Employment Agreements."

Employment Agreements

     NBG Bancorp and The National Bank of Georgia have entered into employment agreements with William S. Huggins, Thomas Z. Lanier, III and Michael R. Carson regarding Mr. Huggins' employment as President and Chief Executive Officer of the bank, Mr. Lanier's employment as Executive Vice President-Lending of the bank and Mr. Carson's employment as Executive Vice President-Operations of the bank. Under the terms of the agreements, Mr. Huggins will receive a base salary of $133,000 per year, Mr. Lanier will receive a base salary of $99,000 per year and Mr. Carson will receive a base salary of $84,000 per year. These salaries have been accruing since the date The National Bank of Georgia's charter application was filed with the OCC (June 29, 1999) and will continue to do so until the bank receives final regulatory approvals to open from the OCC and the FDIC. As soon as practicable after The National Bank of Georgia receives these final approvals, the bank will pay Messrs. Huggins, Lanier and Carson their accrued compensation in a lump sum payment and, thereafter, in bi-weekly installments. The agreements provide that at the end of each year, Messrs. Huggins, Lanier and Carson will be entitled to receive a cash bonus, to be awarded by NBG Bancorp's Board of Directors, based on the bank's performance. Additionally, the agreements provide that NBG Bancorp will grant incentive stock options to purchase a number of shares of NBG Bancorp common stock also based on the bank's performance. If granted, the options will become exercisable in equal annual increments of 20% beginning on the one-year anniversary of the date of grant and will have an exercise price of $10.00 per share. The aggregate and maximum number of shares that would be granted under the options in the event all performance goals were achieved is 49,000 (Messrs. Huggins, Lanier and Carson would each receive 20,884 shares, 15,263 shares and 12,853 shares, respectively). NBG Bancorp will also provide an automobile to Mr. Huggins.

     The initial term of the employment agreements commenced on June 29, 1999 and will continue for a period of three years. At the end of the first year of each agreement, and at the end of each year thereafter, each agreement will be extended for a successive one-year period unless one of the parties to the agreement notifies the other parties of his or its intent not to extend the agreement. Employment under the employment agreements may be terminated:

     .    by NBG Bancorp for cause (as defined in the agreements);

     . by the employee if NBG Bancorp breaches any material provision of his agreement; or

     .    upon employee's death or disability.

     If NBG Bancorp or The National Bank of Georgia terminates employment without cause or the employee terminates employment with cause, the company or the bank will be required to pay the compensation and provide the health and dental insurance coverage due under the agreement for a period equal to the greater of 12 months from the date of termination or the remaining term of the agreement. If the employment of the employee is terminated for any reason, the employee will be prohibited from competing with NBG Bancorp or The National Bank of Georgia or soliciting its customers or employees within the geographic area set forth in the agreement for two years after the date of termination. If the employee provides notice of termination of employment within 90 days following a change of control (as defined in each agreement) NBG Bancorp will pay the employee's then-current compensation and benefits for 12 months after termination.

Director Compensation

     The directors of NBG Bancorp and The National Bank of Georgia will not be compensated separately for their services as directors until we become cumulatively profitable. Thereafter, we will adopt compensatory policies for our directors that conform to applicable law.

Stock Option Plan

     General. NBG Bancorp has adopted a Stock Option Plan that provides NBG Bancorp with the flexibility to grant the stock incentives described in this section of the prospectus to key employees, officers, directors, consultants and advisers of NBG Bancorp or The National Bank of Georgia for the purpose of giving them a proprietary interest in, and to encourage them to remain in the employ or service of, the company or the bank. NBG Bancorp's Board of Directors has reserved 70,000 shares of NBG Bancorp common stock - an amount equal to approximately 11.5% of the minimum and approximately 7.0% of the maximum amount of shares of stock to be sold in this offering - for issuance under the plan. The number of shares reserved for issuance may change in the event of a stock split, recapitalization or similar event as described in the plan.

     Administration. It is expected that NBG Bancorp's Audit, Compliance and Compensation Committee, which is comprised of at least two non-employee directors appointed by NBG Bancorp's Board of Directors, will administer the plan. NBG Bancorp's Board of Directors will consider the standards contained in both Section 162(m) of the Internal Revenue Code of 1986, as currently in effect and Rule 16(b)(3) under the Securities Exchange Act of 1934, as currently in effect, when appointing members to the Compensation Committee. The Audit, Compliance and Compensation Committee and NBG Bancorp's Board of Directors will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that they may deem necessary or advisable to administer the plan.

     The plan permits the Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, to grant stock options to eligible persons. Options may be granted on an individual basis or to a group of eligible persons. Accordingly, the Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, will determine, within the limits of the plan, the number of shares of NBG Bancorp common stock subject to an option, to whom an option is granted and the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.

     Option Terms. The plan provides for incentive stock options and non-qualified stock options. The Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option.

     The Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of NBG Bancorp common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of NBG Bancorp's outstanding common stock. When the incentive stock option is exercised, NBG Bancorp will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may be greater than, less than or equal to the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value. The committee may permit the exercise price to be paid in cash or by the delivery of previously owned shares of common stock, and, if permitted in the applicable option agreement, through a cashless exercise executed through a broker or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

     The Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of NBG Bancorp's outstanding common stock will not be exercisable after the expiration of five years after the date the option is granted.
Subject to any further limitations in the applicable agreement, if a participant's employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of NBG Bancorp common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering more than $100,000 worth of NBG Bancorp common stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     Termination of Options. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with NBG Bancorp or The National Bank of Georgia, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of NBG Bancorp. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     Reorganizations. The plan provides for an appropriate adjustment in the number and kind of shares subject to unexercised options in the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of some types of corporate reorganizations, the Audit, Compliance and Compensation Committee or NBG Bancorp's Board of Directors, may, within the terms of the plan and the applicable agreement, substitute, cancel, accelerate, cancel for cash or otherwise adjust the terms of an option.

     Amendment and Termination of the Plan. NBG Bancorp's Board of Directors has the authority to amend or terminate the plan. NBG Bancorp's Board of Directors is not required to obtain shareholder approval to terminate the plan or, generally, to amend the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. However, any action by NBG Bancorp's Board of Directors may not adversely affect the rights of a holder of a stock option without the holder's consent.

     Federal Income Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

     . Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option. A participant who exercises an incentive stock option will not be taxed when he or she exercises the option or a portion of the option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the NBG Bancorp common stock and the amount for which he or she sells the stock. If the participant does not sell the shares of NBG Bancorp common stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, the gain will be a capital gain and NBG Bancorp will not get a corresponding deduction. If the participant sells the shares of NBG Bancorp common stock at a gain before that time, the difference between the amount the participant paid for the stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and NBG Bancorp will be entitled to a corresponding tax deduction. If the participant sells the shares of NBG Bancorp common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

     . Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of NBG Bancorp common stock on the date the option is exercised over the price paid for the stock, and NBG Bancorp will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of NBG Bancorp common stock are held after exercising an option, the sale or other taxable disposition of shares acquired by exercising a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

     Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of NBG Bancorp common stock to NBG Bancorp and to a participant who is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as currently in effect.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   NBG Bancorp and The National Bank of Georgia may have banking and other business transactions in the ordinary course of business with directors and officers of the company and the bank, including members of their families or corporations, partnerships or other organizations in which these directors and officers have a controlling interest. If transactions between NBG Bancorp or The National Bank of Georgia and any of their directors or officers occur, the transaction:

     . will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the company or the bank;

     . will be on terms no less favorable than could be obtained from an unrelated third party; and

     . will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.

                  DESCRIPTION OF CAPITAL STOCK OF NBG BANCORP

Common Stock

     NBG Bancorp's Articles of Incorporation authorize NBG Bancorp to issue up to 10,000,000 shares of common stock, par value $1.00 per share, of which up to 800,000 shares will be issued pursuant to this offering. As of the date of this prospectus, 70,000 shares of NBG Bancorp common stock, or an amount equal to approximately 11.5% of the minimum and approximately 7.0% of the maximum number of shares of NBG Bancorp common stock to be sold in this offering, were reserved for issuance upon the exercise of stock options to be issued under NBG Bancorp's Incentive Stock Option Plan and 372,500 shares of NBG Bancorp common stock were reserved for issuance upon the exercise of warrants to be issued to our organizers.

     All shares of NBG Bancorp common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by NBG Bancorp's Board of Directors. Upon NBG Bancorp's voluntary or involuntary liquidation or dissolution, all shares of NBG Bancorp common stock will be entitled to share equally in all of NBG Bancorp's assets that are available for distribution to the shareholders. NBG Bancorp does not anticipate paying any cash dividends on NBG Bancorp common stock in the near future. Each holder of NBG Bancorp common stock will be entitled to one vote for each share on all matters submitted to shareholders. Holders of NBG Bancorp common stock will not have any right to acquire authorized but unissued capital stock of NBG Bancorp whenever it issues new shares of capital stock. No cumulative voting right with respect to the election of directors, redemption rights, sinking fund provisions or conversion rights apply to NBG Bancorp common stock. All shares of NBG Bancorp common stock issued in the offering will be fully paid and non-assessable.

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

Preferred Stock

     NBG Bancorp's Articles of Incorporation also authorize its Board of Directors to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share. NBG Bancorp's Board of Directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and determination by NBG Bancorp's Board of Directors. Although NBG Bancorp has no present plans to issue any preferred stock, the ownership and control of NBG Bancorp by the holders of the common stock would be diluted if NBG Bancorp were to issue preferred stock that had voting rights.

Organizers' Warrants

     Our organizers intend to purchase approximately 372,500 shares of NBG Bancorp common stock in this offering at a price of $10.00 per share. This represents approximately 61% of the 610,000 shares that will be outstanding after completing the minimum offering, or 47% of the 800,000 shares that will be outstanding if the maximum offering is completed. Our organizers have guaranteed a line of credit from Georgia First for an amount up to $250,000.

     In recognition of the financial risks undertaken by personally guaranteeing the line of credit with Georgia First, NBG Bancorp will issue to our organizers warrants to purchase additional shares of NBG Bancorp common stock. NBG Bancorp will issue to each organizer a warrant to purchase one share of common stock for each share the organizer purchases in this offering. Accordingly, based on our organizers' intent to purchase approximately 372,500 shares of NBG Bancorp common stock in this offering, we expect the organizers to be able to purchase up to 372,500 more shares through the exercise of warrants. The warrants will become exercisable in 20% annual increments beginning on the one-year anniversary of the date The National Bank of Georgia opens for business. Warrants will remain exercisable for the ten year period following the first anniversary of the date on which the bank opens for business. Each share purchased under a warrant will be issued at a price of $10.00, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either NBG Bancorp's or The National Bank of Georgia's capital falls below the minimum level mandated by its primary federal regulator, NBG Bancorp may be directed to require the organizers to exercise or forfeit their warrants. If all of the warrants were exercised, our organizers would own approximately 76% of the shares of NBG Bancorp common stock outstanding after the minimum offering and 64% of the outstanding shares after the maximum offering.

                     IMPORTANT PROVISIONS OF NBG BANCORP'S
                      ARTICLES OF INCORPORATION AND BYLAWS

Protective Provisions

   General. Shareholders' rights and related matters are governed by the Georgia Business Corporation Code and NBG Bancorp's Articles of Incorporation and Bylaws. NBG Bancorp's Articles of Incorporation and Bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove NBG Bancorp's management or to gain control of NBG Bancorp if a particular transaction was not supported by NBG Bancorp's Board of Directors. These provisions are discussed in more detail below. In general, the purpose of these provisions is to further and protect NBG Bancorp's interests and those of its shareholders as appropriate under the circumstances, including if the Board of Directors determines that a sale of control is in the best interests of NBG Bancorp and its shareholders, by enhancing the Board of Director's ability to maximize the value to be received by shareholders upon such a sale.

     Although NBG Bancorp's management believes the protective provisions are beneficial to NBG Bancorp's shareholders, they also may tend to discourage some takeover bids. As a result, NBG Bancorp's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be an expensive and time-consuming process. To the extent that the protective provisions discourage undesirable proposals, NBG Bancorp may be able to avoid those expenditures of time and money.

     The protective provisions also may discourage open market purchases by a potential acquirer. These purchases could increase the market price of NBG Bancorp common stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the provisions could decrease the market price of NBG Bancorp common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also could make it more difficult and time consuming for a potential acquirer to obtain control of NBG Bancorp by replacing its Board of Directors and management. Furthermore, the provisions could make it more difficult for NBG Bancorp's shareholders to replace the Board of Directors or management, even if a majority of the shareholders believes that replacing them would be in NBG Bancorp's best interests.

     The protective provisions contained in NBG Bancorp's Articles of Incorporation and Bylaws are discussed more fully below.

     Preferred Stock. The existence of preferred stock could impede a takeover of NBG Bancorp without the approval of its Board of Directors. This is because NBG Bancorp's Board of Directors could issue shares of preferred stock to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of NBG Bancorp through a proxy contest, tender offer, merger or otherwise. In addition, the issuance of shares of preferred stock with voting rights may adversely affect the rights of the holders of NBG Bancorp common stock and, in certain circumstances, could decrease its market price.

     Staggered Terms for Board of Directors. NBG Bancorp's Articles of Incorporation provide that NBG Bancorp's Board of Directors will be divided into three classes. Directors serve staggered terms, which means that one-third of the directors will be elected each year at NBG Bancorp's annual meeting of shareholders. The initial term of the Class I directors expires in 2000, the initial term of the Class II directors expires in 2001 and the initial term of the Class III directors expires in 2002. Thereafter, each director will serve for a term of three years. This means that unless the existing directors were to resign, it would take at least two annual meetings of NBG Bancorp's shareholders to replace a majority of NBG Bancorp's directors.

     Under Georgia law, directors are elected annually for a term of one year unless the articles of incorporation provide otherwise.

     Removal of Directors. NBG Bancorp's Articles of Incorporation provide that one or more directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of NBG Bancorp's capital stock who are entitled to vote in an election of directors.

     Under Georgia law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause. A director may be removed only by a majority of the votes entitled to be cast. If the directors have staggered terms, directors may be removed only for cause, unless the articles of incorporation or a bylaw adopted by shareholders provides otherwise. A director may be removed by the shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state the purpose, or one of the purposes, of the meeting is the removal of the director.

     Business Combinations.   NBG Bancorp's Articles of Incorporation and Bylaws
explicitly "opt in" to Georgia's business combination statute. Generally, under this statute, "business combinations" (mergers or purchases of 10% or more of NBG Bancorp's assets or securities) with an "interested shareholder" (a person who beneficially owns 10% or more of NBG Bancorp's voting stock) that occur within five years of the acquirer becoming an interested shareholder are prohibited unless:

     . the Board of Directors approved the business combination or the transaction that made the acquirer an interested shareholder;

     . the interested shareholder attained 90% of the voting stock in the transaction that made the shareholder an interested shareholder; or

     . the interested shareholder attains 90% of the voting stock subsequent to becoming an interested shareholder and a majority of NBG Bancorp's voting shares approves the acquisition.

     Fair Price. Similar to the protective provisions relating to business combinations, NBG Bancorp's Articles of Incorporation and Bylaws explicitly "opt in" to Georgia's fair price provisions. Under these provisions, in addition to any other approvals required by law, a business combination with an interested shareholder generally must be unanimously approved by the "continuing directors" (any director who is not an affiliate or associate of the interested shareholder and who was a director prior to the time the shareholder became an interested shareholder) or recommended by at least 66 2/3% of the continuing directors and approved by the affirmative vote of a majority of the shares not beneficially owned by the interested shareholder unless:

     . the consideration to be received by NBG Bancorp's shareholders meets certain minimum levels (typically the highest price paid by the interested shareholder for any shares it has acquired);

     . the consideration to be received by shareholders who are not interested is paid in cash or in the same form as the interested shareholder previously paid for other purchased shares; and

     . there has been no reduction in the annual dividend rate from that which was paid prior to the time the interested shareholder became an interested shareholder.

     Considerations in Evaluating an Acquisition Proposal.   NBG Bancorp's
Articles of Incorporation provide factors that NBG Bancorp's Board of Directors must consider in evaluating whether an acquisition proposal made by another party is in the best interest of NBG Bancorp and its shareholders. The term "acquisition proposal" refers to any offer of another party:

     . to make a tender offer or exchange offer for NBG Bancorp's common stock or any other equity security of NBG Bancorp;

     .  to merge or consolidate NBG Bancorp with another corporation; or

     . to purchase or otherwise acquire all or substantially all of the properties and assets owned by NBG Bancorp.

     NBG Bancorp's Articles of Incorporation charge the Board of Directors, in evaluating an acquisition proposal, to consider all relevant factors, including:

     . the payment being offered by the other corporation in relation (i) to the current value of NBG Bancorp at the time of the proposal as determined in a freely negotiated transaction and (ii) to the Board of Directors' estimate of NBG Bancorp's future value as an independent company at the time of the proposal;

     . the expected social and economic effects of the transaction on the employees, customers and other constituents - such as suppliers of goods and services - of NBG Bancorp and The National Bank of Georgia; and

     . the expected social and economic effects on the communities within which NBG Bancorp and The National Bank of Georgia operate.

NBG Bancorp's Board of Directors may also consider other relevant factors.

     This provision is included in NBG Bancorp's Articles of Incorporation because NBG Bancorp is charged with providing support to, and being involved with, the communities it serves. As a result, NBG Bancorp's Board of Directors believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the payment being offered in relation to the market or book value of NBG Bancorp common stock at the time of the proposal. Georgia law does not specifically list the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

     While the value of what is being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, NBG Bancorp's Board of Directors believes it is appropriate also to consider all other relevant factors. For example, this provision directs NBG Bancorp's Board of Directors to evaluate what is being offered in relation to the current value of NBG Bancorp at the time of the proposal as determined in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of NBG Bancorp as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. NBG Bancorp's Board of Directors believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only NBG Bancorp's current value, but also its future value.

     One effect of this provision, as well as the business combination and fair price provisions discussed above, may be to discourage a tender offer in advance. Often an offeror consults the board of directors of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In the opinion of NBG Bancorp's Board of Directors, these provisions will strengthen its position in dealing with any potential offeror that might attempt to acquire NBG Bancorp through a hostile tender offer. Another effect of these provisions may be to dissuade NBG Bancorp shareholders who might be displeased with the Board of Directors' response to an acquisition proposal from engaging NBG Bancorp in costly litigation. These provisions permit NBG Bancorp's Board of Directors to determine that an acquisition proposal is not in NBG Bancorp's and its shareholders' best interest, and thus to oppose it. The effect of these provisions, as well as the other protective provisions discussed above, in some cases, may have the effect of maintaining incumbent management.

Indemnification

     NBG Bancorp's Bylaws contain indemnification provisions that provide that NBG Bancorp's directors and officers, and, in some cases, NBG Bancorp's employees or agents (collectively, the "insiders"), will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, NBG Bancorp's Bylaws provide that NBG Bancorp must advance to its insiders reasonable expenses of any claim or proceeding so long as the insider furnishes NBG Bancorp with a written affirmation of his or her good faith belief that the applicable standard of conduct has been met and a written statement that the insider will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that NBG Bancorp will indemnify insiders when they meet the applicable standard of conduct. The applicable standard of conduct is met if the insider:

     . in his or her official capacity, acted in a manner he or she in good faith believed to be in NBG Bancorp's best interests;

     . in all cases not involving official capacity or criminal activities, he or she acted in a manner that was at least not opposed to NBG Bancorp's best interests; and

     . in the case of a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

     NBG Bancorp's Board of Directors, its shareholders or independent legal counsel determines whether the insider has met the applicable standard of conduct in each specific case.

     NBG Bancorp's Bylaws also provide that the indemnification rights contained in the Bylaws do not exclude other indemnification rights to which an insider may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. NBG Bancorp can also provide for greater indemnification than is provided for in the Bylaws if it chooses to do so, subject to approval by its shareholders. NBG Bancorp may not, however, indemnify an insider for liability arising out of circumstances that would cause the insider to remain liable for his or her actions as described under "- Limitation of Liability" below.

     The indemnification provisions of the Bylaws specifically provide that NBG Bancorp may purchase and maintain insurance on behalf of any director against any liability asserted against and incurred by him or her in his or her capacity as a director, whether or not NBG Bancorp would have had the power to indemnify against such liability.

     NBG Bancorp is not aware of any pending or threatened action, suit or proceeding involving any of its insiders for which indemnification from NBG Bancorp may be sought.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NBG Bancorp under the foregoing provisions, or otherwise, NBG Bancorp has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

     NBG Bancorp's Articles of Incorporation, eliminate, with certain exceptions, the potential personal liability of a director for monetary damages to NBG Bancorp or to its shareholders for any failure to take any action as a director. However, there is no elimination of liability for:

     . a breach of duty involving the appropriation of a NBG Bancorp business opportunity;

     . an act or omission involving intentional misconduct or a knowing violation of law;

     . a transaction from which the director derives an improper material tangible personal benefit; or

     . distributions - such as the payment of a dividend or approval of a stock repurchase - that are illegal under Georgia law.

     Georgia law allows corporations to include in their Articles of Incorporation provisions eliminating or limiting the liability of directors, except in the circumstances described above. As a result, and to encourage qualified individuals to serve and remain as directors, NBG Bancorp included these types of provisions in its Articles of Incorporation. While NBG Bancorp has not experienced any problems in locating directors, it could experience difficulty in the future as its business activities increase and diversify. NBG Bancorp also adopted liability limiting provisions to enhance its ability to secure liability insurance for its directors at a reasonable cost. NBG Bancorp intends to obtain liability insurance covering actions taken by its directors in their capacities as directors. The Board of Directors believes that liability limiting provisions will enable NBG Bancorp to obtain such insurance on terms more favorable than if they were not included in NBG Bancorp's Articles of Incorporation.

Amendments

     Any amendment of the provisions contained in NBG Bancorp's Articles of Incorporation regarding:

     .  NBG Bancorp's staggered Board of Directors;

     . the ability of NBG Bancorp's Board of Directors to consider various factors when evaluating an acquisition proposal; or

     . the limitation of a director's personal liability requires the affirmative vote of the holders of 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of NBG Bancorp's capital stock who are entitled to vote in an election of directors.

     Except as may otherwise be required by Georgia law, NBG Bancorp's Board of Directors may amend any provision of NBG Bancorp's Bylaws by the affirmative vote of a majority of the entire Board, unless NBG Bancorp's shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to NBG Bancorp's shareholders the right of amendment or repeal therefor. NBG Bancorp's Bylaws require the affirmative vote of the holders of not less than 66 2/3% of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of NBG Bancorp then entitled to vote generally in the election of directors to amend NBG Bancorp's Bylaws.

                           SUPERVISION AND REGULATION

     The following discussion describes the material elements of the regulatory framework that applies to banks and bank holding companies and provides certain specific information related to The National Bank of Georgia.

General

     NBG Bancorp will be a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956, as currently in effect. As a result, NBG Bancorp and any future non-bank subsidiaries will be subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

     The Bank Holding Company Act requires every bank holding company to obtain the Federal Reserve's prior approval before:

     . it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank's voting shares;

     . it or any of its non-bank subsidiaries may acquire all or substantially all of the assets of any bank; or

     .  it may merge or consolidate with any other bank holding company.

     The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in or tend to create a monopoly or, substantially lessen competition or otherwise function as restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below.

     NBG Bancorp and any other bank holding company located in Georgia may acquire a bank located in any other state, and any bank holding company located outside of Georgia may acquire any Georgia-based bank, regardless of state law to the contrary. In each case, certain deposit-percentage, aging requirements and other restrictions will apply. National and state-chartered banks may branch across state lines by acquiring banks in other states. By adopting legislation prior to June 1, 1997, a state could elect either to "opt in" and accelerate the date after which interstate branching would be permissible or "opt out" and prohibit interstate branching altogether. The Georgia Interstate Banking Act provides that interstate acquisitions by or of institutions located in Georgia are permitted in states that also allow national interstate acquisitions. The Georgia Interstate Branching Act permits Georgia-based banks and bank holding companies owning or acquiring banks outside of Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish new start-up branches throughout Georgia, which removes a barrier to competition.

     The Bank Holding Company Act generally prohibits NBG Bancorp from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or keeping direct or indirect control of any company engaged in any activities other than those activities that the Federal Reserve determines to be closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, the Federal Reserve has determined that factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities are permissible activities of bank holding companies. The Bank Holding Company Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve may order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that the holding company's continued ownership, activity or control constitutes a serious risk to the financial safety, soundness, or stability of any of its bank subsidiaries.

     The National Bank of Georgia's deposits will be insured by the FDIC to the maximum extent provided by law. The National Bank of Georgia will also be subject to numerous state and federal statutes and regulations that will affect its business, activities and operations, and it will be supervised and examined by one or more state or federal bank regulatory agencies.

     The OCC will regularly examine The National Bank of Georgia's operations and has the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The OCC also has the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

Payment of Dividends

     NBG Bancorp is a legal entity separate and distinct from The National Bank of Georgia. The principal sources of NBG Bancorp's cash flow, including cash flow to pay dividends to its shareholders, are dividends that The National Bank of Georgia pays to its sole shareholder, NBG Bancorp. Statutory and regulatory limitations apply to the bank's payment of dividends to the company as well as to the company's payment of dividends to its shareholders.

     If, in the opinion of the OCC, The National Bank of Georgia were engaged in or about to engage in an unsafe or unsound practice, the OCC could require, after notice and a hearing, the bank to cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "- Prompt Corrective Action."

     The payment of dividends by NBG Bancorp and The National Bank of Georgia may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Capital Adequacy

     NBG Bancorp and The National Bank of Georgia will be required to comply with the capital adequacy standards established by the Federal Reserve (in the case of the company) and the OCC (in the case of the bank). The Federal Reserve has established two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. A bank holding company must satisfy all applicable capital standards to be considered in compliance.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets, or "Tier 1 Capital." The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves, or "Tier 2 Capital."

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth, as will be the case for NBG Bancorp, or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a bank holding company's Tier 1 Capital leverage ratio, after deducting all intangibles, and other indicators of capital strength in evaluating proposals for expansion or new activities.

     The National Bank of Georgia will be subject to risk-based and leverage capital requirements adopted by the OCC, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

     Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See "- Prompt Corrective Action."

Support of Subsidiary Institutions

     Under Federal Reserve policy, NBG Bancorp is expected to act as a source of financial strength for, and to commit resources to support, The National Bank of Georgia. This support may be required at times when, without this Federal Reserve policy, NBG Bancorp might not be inclined to provide it. In addition, any capital loans by a bank holding company to The National Bank of Georgia will be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Prompt Corrective Action

     The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency.
A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may test an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution if it determines that those actions are necessary.

FDIC Insurance Assessments

     The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC then determines an institution's insurance assessment rate based on the institution's capital category and supervisory category. Under the risk-based assessment system, there are nine combinations of capital groups and supervisory subgroups to which different assessment rates are applied. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Recent Legislation

     On November 15, 1999, President Clinton signed the Gramm-Leach-Bliley Act of 1999. The Act addresses concerns relating to the competitiveness and the safety and soundness of the financial services industry and alters the structure, regulation, and competitive relationships of the nation's financial institutions. Among other things, the Act:

     . Repeals the Glass-Steagall Act of 1933 that separated commercial and investment banking and eliminates the prohibition on insurance underwriting activities under the Bank Holding Company Act of 1956.

     . Creates "financial holding companies" that may conduct a broad list of financial activities, including insurance and securities underwriting, and real estate development and investment.

     . Establishes the Federal Reserve as the primary federal regulator of financial holding companies.

     . Allows financial holding companies to conduct activities that are "complementary" to banking.

     . Allows banks to underwrite securities through direct subsidiaries and use direct subsidiaries for insurance or securities sales or other low-risk activities.

     . Prohibits a bank holding company from merging with insurance or securities firms or embarking on new powers if any of its banks earned less than a "satisfactory" Community Reinvestment Act rating on its most recent exam. The company would be barred from additional powers or acquisitions if one of the banks' CRA ratings dropped below "satisfactory" later.

     . Extends the period between CRA exams to five years for banks and thrifts under $250 million of assets that earned an "outstanding" rating in their last exam. Small institutions with a "satisfactory" rating would only be subject to CRA exams once every four years. Regulators could conduct an exam sooner if a bank filed a merger application or if the regulators have a "reasonable cause."

     . Requires financial institutions to establish privacy policies and disclose them at the start of a customer relationship and once a year thereafter.

     . Requires banks to give customers a chance to block sharing of confidential information with third parties except in cases of marketing agreements between financial institutions and some other marketing agreements.

     . Prohibits credit card and account numbers from being shared with third-party marketers.

   Although the Act is considered to be one of the most significant banking laws since Depression-era statutes were enacted, because of our small size and recent organization, we do not expect the Act to materially affect our initial products, services or other business activities.

                                 LEGAL MATTERS

     Troutman Sanders LLP, Atlanta, Georgia, will pass upon the validity of the shares of common stock offered by this prospectus for NBG Bancorp.

                                    EXPERTS

     NBG Bancorp's audited financial statements for the period from June 1,1999 through August 31, 1999, included in this prospectus have been included in reliance on the report of Mauldin & Jenkins, LLC, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                            REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, NBG Bancorp will be subject to the reporting requirements of the Securities Exchange Act of 1934, as currently in effect, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will exist for at least one year and will continue for successive fiscal years, except that these reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year NBG Bancorp common stock is held of record by less than 300 persons.

     At any time that NBG Bancorp is not a reporting company, it will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1-.05 of the Georgia Department of Banking and Finance. NBG Bancorp's fiscal year ends on December 31. Additionally, NBG Bancorp will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.

                             ADDITIONAL INFORMATION

     NBG Bancorp has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as currently in effect, with respect to the shares of NBG Bancorp common stock offered by this prospectus. This prospectus does not contain all of the information contained in the Registration Statement. For further information with respect to NBG Bancorp and its common stock, we refer you to the Registration Statement and the exhibits to it. The Registration Statement may be examined and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement are available at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain additional information regarding the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site (http:/ /www.sec.gov) that contains registration statements, reports, proxy and information statements and other information regarding registrants, such as NBG Bancorp, that file electronically with the Securities and Exchange Commission.

     NBG Bancorp and our organizers have filed or will file various applications with the FDIC, the Federal Reserve, the OCC and the Georgia Department of Banking and Finance. These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from NBG Bancorp and information in public files and records maintained by the FDIC, the Federal Reserve, the OCC and the Georgia Department of Banking and Finance is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that our organizers believe are reasonable, but as to which they can make no assurances. NBG Bancorp specifically disaffirms those projections for purposes of this prospectus and cautions you against relying on them for purposes of making an investment decision.

                               NBG BANCORP, INC.
                         (A Development Stage Company)

                                FINANCIAL REPORT
                                AUGUST 31, 1999

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
Independent Auditor's Report...........................................   F-2

Balance Sheet, August 31, 1999.........................................   F-3

Statement of Loss, Period from June 1, 1999, Date of Inception,
  to August 31, 1999...................................................   F-4

Statement of Cash Flows, Period from June 1, 1999, Date of Inception,
  to August 31, 1999...................................................   F-5

Notes to Financial Statements..........................................   F-6


                          INDEPENDENT AUDITOR'S REPORT

--------------------------------------------------------------------------------

To the Board of Directors
NBG Bancorp, Inc.
Athens, Georgia


          We have audited the accompanying balance sheet of NBG Bancorp, Inc., a development stage company, as of August 31, 1999, and the related statements of loss and cash flows for the period from June 1, 1999, date of inception, to August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NBG Bancorp, Inc., a development stage company, as of August 31, 1999, and the results of its operations and its cash flows for the period from June 1, 1999, date of inception, to August 31, 1999, in conformity with generally accepted accounting principles.


/s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
September 8, 1999, except for
Note 1 as to which the date is
September 23, 1999

                               NBG BANCORP, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                                AUGUST 31, 1999

-------------------------------------------------------------------------------

      ASSETS

Cash                                                                  $  4,191
Equipment (net of accumulated depreciation of $294)                      8,923
                                                                      --------
          Total assets                                                $ 13,114
                                                                      ========
      LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
    Line of credit                                                    $ 28,000
    Accrued expenses                                                    73,291
                                                                      --------
          Total liabilities                                            101,291
                                                                      --------
COMMITMENTS

STOCKHOLDERS' (DEFICIT)
Preferred stock, $1 par value; 1,000,000 shares
    authorized; no shares issued and outstanding                             0
Common stock, $1 par value; 10,000,000 shares
    authorized; no shares issued and outstanding                             0
Deficit accumulated during the development stage                       (88,177)
                                                                      --------
         Total stockholders' (deficit)                                 (88,177)
                                                                      --------
         Total liabilities and stockholders' (deficit)                $ 13,114
                                                                      ========


See Notes to Financial Statements.

                               NBG BANCORP, INC.
                         (A Development Stage Company)

                               STATEMENT OF LOSS
                 PERIOD FROM JUNE 1, 1999, DATE OF INCEPTION,
                              TO AUGUST 31, 1999

------------------------------------------------------------------------------

Expenses
    Personnel expenses                                                   67,819
    Interest                                                                315
    Equipment and occupancy expenses                                      8,831
    Filing and application fees                                           8,115
    Other expenses                                                        3,097
                                                                       --------
                                                                         88,177
                                                                       --------
                    Net loss and deficit accumulated
                      during the development stage                     $(88,177)
                                                                       ========

See Notes to Financial Statements.

                                      NBG BANCORP, INC.
                               (A Development Stage Company)

                                 STATEMENT OF CASH FLOWS
                       PERIOD FROM JUNE 1, 1999, DATE OF INCEPTION,
                                    TO AUGUST 31, 1999
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
    Net loss                                                                    $(88,177)
        Adjustments to reconcile net loss to net cash
           used in operating activities:
        Depreciation                                                                 294
        Increase in accrued expenses                                              73,291
                                                                                --------
              Net cash used in operating activities                              (14,592)
                                                                                --------
INVESTING ACTIVITIES
    Purchase of equipment                                                         (9,217)
                                                                                --------
            Net cash used in investing activities                                 (9,217)
                                                                                --------

FINANCING ACTIVITIES
    Proceeds from line of credit                                                  28,000
                                                                                --------
            Net cash provided by financing activities                             28,000
                                                                                --------
Net increase in cash                                                               4,191

Cash at beginning of period                                                            0
                                                                                --------

Cash at end of period                                                           $  4,191
                                                                                ========


See Notes to Financial Statements.

                               NBG BANCORP, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

           NBG Bancorp, Inc. (the "Company") was incorporated on September 22, 1999, to operate as a bank holding company pursuant to the Federal Bank Holding Company Act of 1956, as amended, and the Georgia Bank Holding Company Act. The Company intends to acquire 100% of the issued and outstanding capital stock of The National Bank of Georgia (In Organization) (the "Bank"), a corporation organized under the laws of the State of Georgia to conduct a general banking business in Athens, Georgia. On June 29, 1999, the organizers filed an application for approval of the organization of the Bank with the Office of the Comptroller of the Currency ("OCC") and also with the Federal Deposit Insurance Corporation ("FDIC") for insurance of the Bank's deposits. As an insured bank, the Bank will be a member of the Bank Insurance Fund. The Company will file an application with the Federal Reserve Bank of Atlanta (the "FRB") and the Georgia Department of Banking and Finance ("DBF") to become a bank holding company upon receiving preliminary approval by the OCC. Upon obtaining regulatory approval, the Company will be a registered bank holding company subject to regulation by the FRB and DBF.

           Activities since inception have consisted primarily of the Company's and the Bank's organizers engaging in organizational and preopening activities necessary to obtain regulatory approvals and to prepare to commence business as a financial institution. The organizers have also been involved in limited mortgage loan origination activities.

         Significant Accounting Policies

           Basis of Presentation

             The financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           Organization and Stock Offering Costs

             Organization costs will be expensed as incurred in accordance with generally accepted accounting principles. Stock offering costs will be charged to capital surplus upon completion of the stock offering. Additional costs are expected to be incurred for organization costs and stock offering costs.

           Income Taxes

             The Company will be subject to Federal and state income taxes when taxable income is generated. No income taxes have been accrued because of operating losses incurred during the preopening period.

           Fiscal Year

             The Company will adopt a calendar year for both financial reporting and tax reporting purposes.


NOTE 2.  LINE OF CREDIT

           To facilitate the formation of the Company and the Bank, the organizers have established a $250,150 line of credit with an independent bank for the purpose of paying organization and preopening expenses for the Company and the Bank and the expenses of the Company's common stock offering. The line of credit bears interest at the lender's prime rate less 1% and matures on November 25, 1999. Interest is payable at maturity. The interest rate at August 31, 1999 was 7.25%. The organizers have personally guaranteed repayment of the line of credit. All funds advanced on behalf of the Company and the Bank will be repaid from the proceeds of the stock offering. The Company's ability to repay these advances and relieve the organizers from their personal guarantees depends upon the completion of the offering.

                         NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



NOTE 3.  COMMITMENTS

            On June 1, 1999, the organizers entered into a lease agreement for the proposed site of the Bank. The monthly lease is equal to $3,000 adjusted for a percentage of the mortgage origination fees retained by the lessor. As of August 31, 1999, total rental expense incurred was $5,156. The organizers intend to purchase the facility upon release of the stock offering funds from escrow as the permanent banking location.

            Pursuant to employment contracts between the organizers and the proposed executive officers of the Company, consulting fees will be paid to the executive officers contingent upon the completion of certain events during the development stage. These events include receiving final approval from the OCC, FDIC, and the FRB. The consulting fees began accruing on June 29, 1999 at a rate equal to the base salaries of the executive officers as outlined in the employment contracts. These fees are not payable unless final regulatory approval is obtained. However, because obtaining final regulatory approval is a probable event, the fees, which totaled $52,667 at August 31, 1999, have been included with personnel expenses in the financial statements of the Company.


         Year 2000

            The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Systems that do not properly recognize the year "2000" could generate erroneous data or cause systems to fail. The Company will be dependent on computer processing and telecommunication systems in the daily conduct of business activities. The Company presently believes that the Year 2000 issue will not pose significant operational problems for the Company or have a material adverse effect on future operating results.


NOTE 4.  COMMON STOCK OFFERING

            The Company proposes to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission offering for sale a minimum of 610,000 shares and a maximum of 800,000 shares of the Company's common stock at a price of $10 per share.

                                  APPENDIX "A"

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of November 10, 1999, by and between NBG Bancorp, Inc., a Georgia corporation (the "Company"), and Georgia First Bank, N.A., a banking association organized and existing under the laws of the United States (the "Escrow Agent").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company proposes to publicly offer and sell (the "Offering") a minimum of 610,000 shares (the "Minimum Offering") and a maximum of 800,000 shares (the "Maximum Offering") of its common stock, $1.00 par value per share (the "Shares"), to investors at $10.00 per Share pursuant to a registered public offering;

     WHEREAS, the Offering will be made pursuant to a Prospectus (the "Prospectus") and a related Subscription Agreement (the "Subscription Agreement"), each of which will be distributed to prospective investors and a form of each of which has been delivered to the Escrow Agent; and

     WHEREAS, the Company desires to establish an escrow account (the "Escrow Account") to hold and invest subscription funds ("Subscription Funds") that are delivered by subscribers for the Shares ("Subscribers") pending satisfaction of the conditions to the Minimum Offering, and the Escrow Agent is willing to serve as escrow agent upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.  Deposit with Escrow Agent.

          (a) The Escrow Agent understands that, pursuant to the instructions contained in the Prospectus and the Subscription Agreement, Subscribers in the Offering shall deliver to the Company a completed Subscription Agreement together with Subscription Funds for the Shares subscribed. The Company will accept only those subscriptions that satisfy the following conditions:

               (i) the Subscription Agreement is properly completed and signed;

               (ii) the Subscription Agreement is for the purchase of at least 1,000 Shares;

               (iii) the Subscription Agreement is accompanied by Subscription
                     Funds in an amount sufficient to pay for all subscribed Shares; and

               (iv) the Subscription Funds are paid by check, money order or other bona fide payment instrument to "Georgia First Bank, N.A., NBG Escrow Agent."

               If any of the foregoing conditions is not satisfied, the Company will promptly return the Subscription Agreement and the Subscription Funds to the Subscriber, showing the defects and requesting correction and return of a properly completed Subscription Agreement and related payments, and the Escrow Agent shall have no obligations with respect to such rejected subscriptions.

          (b) With respect to all subscriptions that satisfy the conditions set forth in Section 1(a), the Company will promptly forward to the Escrow Agent: (i) a copy of the Subscription Agreement, which sets forth, among other things, the Subscriber's name and address, certified tax identification number, and the number of Shares subscribed, and (ii) the Subscription Funds payable to the Escrow Agent for the number of Shares subscribed.

          (c) The Escrow Agent agrees that it will from time to time accept, in its capacity as escrow agent, Subscription Funds for the Shares, which have been forwarded to the Escrow Agent by the Company, and which, upon collection, the Escrow Agent will invest in accordance with Section 2 hereof. The Escrow Agent agrees that it will not accept any Subscription Agreements or Subscription Funds sent from Subscribers directly to the Escrow Agent, and that, in the event the Escrow Agent does receive Subscription Agreements or Subscription Funds directly from Subscribers, the Escrow Agent shall promptly forward them to the Company.

          (d) All checks shall be made payable to the Escrow Agent. If any check does not clear normal banking channels in due course, the Escrow Agent will promptly notify the Company. Any check which does not clear normal banking channels and is returned by the drawer's bank to the Escrow Agent will be promptly turned over to the Company along with all other subscription documents relating to such check. Any check received that is made payable to a party other than the Escrow Agent shall be returned to the Company for return to the proper party. The Company in its sole and absolute discretion may reject any subscription for shares for any reason and upon such rejection it shall notify and instruct the Escrow Agent in writing to return the Escrowed Funds by check made payable to the Subscriber.

     2. Investment of Escrowed Funds. Upon collection of each check by the Escrow Agent, the Escrow Agent shall invest the Subscription Funds (following their acceptance by the Escrow Agent and clearance of normal bank collection processes and availability, the "Escrowed Funds") in deposit accounts or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree.
          The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall by means of a "Sweep" or other automatic investment program invest the Escrowed Funds in blocks of $10,000 in federal funds. Interest and other earnings shall start accruing on such funds as soon as such funds would be deemed to be available for access under applicable banking laws and pursuant to the Escrow Agent's own banking policies.

     3. Distribution of Escrowed Funds. The Escrow Agent shall distribute the Escrowed Funds in the amounts, at the times, and upon the conditions hereinafter set forth in this Agreement.

          (a) If at any time on or prior to the Expiration Date (as defined herein) of the Offering, (i) the Escrow Agent has certified to the Company in writing that the Escrow Agent has received at least $6,100,000 in Escrowed Funds, and (ii) the Escrow Agent has received confirmation from the President or the Chairman of the Board of Directors of the Company that all of the other conditions to the release of the Escrowed Funds as described in the Prospectus with respect to the Minimum Offering have been met, then, upon direction of the Company, the Escrow Agent shall deliver the Escrowed Funds plus any profits or earnings thereon after deducting the Escrow Agent's fees, if any, to the Company in the manner specified by the Company. For purposes of this Agreement, the term "Expiration Date" shall mean the date which marks the 90th day after the date of the Prospectus; provided,
                                                                    --------
               however, in the event that the Escrow Agent is given oral
               -------
               notification, followed in writing, by the Company that it has elected to extend the Minimum Offering for an additional period of 90 days after the initial period, then the Expiration Date shall mean the date which marks the 180th day after the date of the Prospectus; provided further, in the event that the Escrow
                               -------- -------
               Agent is given oral notification, followed in writing, by the Company that it has elected to extend the Minimum Offering for an additional period of 90 days after the first extension, then the Expiration Date shall mean the date which marks the 270th day after the date of the Prospectus; provided further, in the event
                                                 -------- -------
               the Escrow Agent is given oral notification, followed in writing, by the Company that it has elected to extend the Minimum Offering for an additional period of 90 days after the second extension, then the Expiration Date shall mean the date which marks the 360th day after the date of the Prospectus.

          (b) If the Escrowed Funds do not, on or prior to the Expiration Date, become deliverable to the Company based on the failure to meet the conditions described in Section 3(a) hereof, or if the Company terminates the Offering at any time prior to the Expiration Date and delivers written notice to the Escrow Agent of such termination, then the Escrow Agent shall return the Escrowed Funds to Subscribers whose Subscription Agreements and Subscription Funds were accepted by the Company, in amounts equal to the Subscription Funds paid by each of them, plus interest earned thereon divided amongst the Subscribers according to the number of Shares subscribed and the amount of time the Subscriber's Subscription Funds have been held in the Escrow Account by the Escrow Agent.

               The specific allocation of interest and net profits attributable to each Subscriber shall be determined by the Escrow Agent as follows: each Subscriber's allocated share of earnings on the Escrowed Funds, after deducting the Escrow Agent's fees hereunder, if any, shall be that fraction (i) the numerator of which is equal to (x) the amount of each Subscriber's accepted Subscription Funds multiplied by (y) the number of days between the date that the Escrow Agent collected such funds and the date of the Offering's termination (with respect to each Subscriber, the Subscriber's "Time Subscription Factor"), and (ii) the denominator of which is equal to the aggregate Time Subscription Factors of all Subscribers' depositing Escrowed Funds in the Escrow Account.

               All Subscription Funds which have been delivered to the Escrow Agent by the Company but which have not been collected shall first be collected by the Escrow Agent and subsequently returned to the respective Subscribers without interest. The Company is aware and understands that, until it becomes entitled to receive the Escrowed Funds, as described in Section 3(a) hereof, the Company is not entitled to any Escrowed Funds, and that no amounts deposited in the Escrow Account shall become the property of, or become subject to the debts of, the Company or any other entity.

     4. Fee of Escrow Agent. The Escrow Agent shall accrue a service charge of $15.00 per month each month that it holds Escrowed Funds. In addition, a $20.00 per check fee shall be charged if the Escrow Account has to be refunded due to a failure to complete the Offering. The Escrow Agent is hereby authorized to deduct such fees from the Escrowed Funds prior to any release thereof pursuant to Section 3 hereof.

     5.   Liability of Escrow Agent.

          (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which it may incur as a result of any action or the failure to act by the Escrow Agent that is made in good faith by the Escrow Agent; provided, however, the Escrow Agent shall be liable for
                      --------  -------
               damages arising out of its willful default or misconduct or its gross negligence under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company which is given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for by this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, if the Escrow Agent shall in good faith believe such document to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

          (b) The Company agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by the Escrow Agent or incurred by it in connection with its acceptance of this appointment as escrow agent hereunder or the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter thereof, except, that if it is determined that the Escrow Agent breached this Agreement, willfully engaged in misconduct, or acted with gross negligence in connection herewith, then, the Escrow Agent shall bear all such losses, claims, damages and expenses.

          (c) If a dispute ensues between any of the parties hereto which, in the opinion of the Escrow Agent, is sufficient to justify its doing so, the Escrow Agent shall retain legal counsel of choice as it reasonably may deem necessary to advise it concerning its obligations hereunder and to represent it in any litigation to which it may be a party by reason of this Agreement. The Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands under the terms of this Agreement, and to file such legal proceedings as it deems appropriate, and shall thereupon by discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction thereof. In connection with such dispute, the Company shall indemnify the Escrow Agent against its court costs and reasonable attorney's fees incurred.

          (d) The Escrow Agent may resign at any time upon giving 30 days written notice to the Company. If a successor escrow agent is not appointed by Company within 30 days after notice of resignation, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent and the Escrow Agent shall be fully relieved of all liability under this Agreement to any and all parties upon the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to the appropriate state and federal agencies in accordance with applicable state and federal income tax laws.

     6. Appointment of Successor. The Company may, upon the delivery of 30 days written notice appointing a successor escrow agent to the Escrow Agent, terminate the services of the Escrow Agent hereunder. In the event of such termination, the Escrow Agent shall immediately effect the transfer of the Escrowed Funds and all related documentation thereto, including appropriate information to assist the successor escrow agent with the reporting of earnings of the Escrowed Funds to appropriate state and federal agencies in accordance with applicable state and federal income tax laws, less any fees and expenses due to be paid to the Escrow Agent or required to be paid by the Escrow Agent to a third party pursuant to this Agreement.

     7. Notice. All notices, requests, demands and other communications or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given three days after having been deposited for mailing if sent by registered mail, or certified mail return receipt requested, or delivery by courier, to the respective addresses set forth below:

If to the Subscribers for Shares:  To their respective addresses as specified in their Subscription Agreements.

The Company:                       William S. Huggins
                                   President and Chief Executive Officer
                                   NBG Bancorp, Inc.
                                   P. O. Box 6507
                                   Athens, Georgia  30604

With a copy to:                    Thomas O. Powell, Esquire
                                   Troutman Sanders LLP
                                   600 Peachtree Street, N.E.
                                   Suite 5200
                                   Atlanta, Georgia  30308-2216

The Escrow Agent:                  Georgia First Bank, N.A.
                                   P. O. Box 667
                                   Duluth, Georgia  30096
                                   Attention:   H. Randolph Lee, Jr.

     8. Representations of the Company. The Company hereby acknowledges that the Escrow Agent shall have the duties and responsibilities stated herein, and the Company agrees that it will not represent or imply that the Escrow Agent, by serving as the Escrow Agent hereunder or otherwise, has investigated the desirability or advisability in an investment in the Shares, or has approved, endorsed or passed upon the merits of the Shares. The Company shall not use the name of the Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by disclosing this Agreement, the Escrow Agent's services hereunder, and the Escrow Agent's name and address to potential investors in the Offering.

     9.   General.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

          (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (c) This Agreement sets forth the entire agreement and understanding of the parties with regard to this escrow transaction and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

          (d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to require such performance at a later time. No waiver in any one or more instances by any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of the breach of any other terms of this Agreement.

          (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) This Agreement shall inure to the benefit of the parties hereto and their respective administrators, successors and assigns. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreement or understanding between the parties except as herein expressly provided. The Escrow Agent shall not have any duties hereunder except those specifically set forth herein.

          (g) No interest in any part to this Agreement shall be assignable in the absence of a written agreement by and between all of the parties to this Agreement, executed with the same formalities as this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    COMPANY:

                                    NBG BANCORP, INC.



                                    By: /s/ William S. Huggins
                                        ----------------------
                                        William S. Huggins
                                        President and Chief Executive Officer


                                    ESCROW AGENT:

                                    GEORGIA FIRST BANK, N.A.



                                    By: /s/ H. Randolph Lee, Jr.
                                        ------------------------
                                        H. Randolph Lee, Jr.
                                        Acting President

                                 APPENDIX "B"

                               NBG BANCORP, INC.
                            SUBSCRIPTION AGREEMENT



To:  NBG Bancorp, Inc.
     P.O. Box 6507
     Athens, Georgia  30604

Gentlemen:

     You have informed the undersigned that NBG Bancorp, Inc. (the "Company") is offering up to 800,000 shares of its $1.00 par value per share common stock (the "Common Stock") at a price of $10.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed the undersigned that the minimum subscription is _____ shares.

          1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "Georgia First Bank, N.A., Escrow Agent for NBG Bancorp, Inc." (the "Funds"), representing the payment of $10.00 per share for the number of shares of the Common Stock indicated below.

          2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within ten business days after receipt of this subscription. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

          3. Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

          4. Revocation. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Subscription Agreement or acceptance of this Subscription Agreement by the Company, the undersigned may withdraw this subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death, disability or dissolution of the undersigned.

By executing this Subscription Agreement, the undersigned is not waiving any rights the undersigned may have under federal securities laws, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

     Please fill in the information requested below, make your check payable to "Georgia First Bank, N.A., Escrow Agent for NBG Bancorp, Inc." and mail the Subscription Agreement, Stock Certificate Registration Instructions, Substitute Form W-9, and check to the attention of William S. Huggins, President and Chief Executive Officer, NBG Bancorp, Inc., P.O. Box 6507, Athens, Georgia 30604.


                                      ------------------------------------
No. of Shares Subscribed:             (Signature of Subscriber)
_________________

                                      ------------------------------------
Funds Tendered ($10.00                (Name Please Print or Type)
per share subscribed):
$________________

                                      Date:
                                           -------------------------------

                                      Phone Number:


                                                                     (Home)
                                      ------------------------------

                                                                   (Office)
                                      -----------------------------

                                      Residence Address:


                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------
                                      City, State and Zip Code


                                      ------------------------------------
                                      Social Security Number or other
                                      Taxpayer Identification Number

                  STOCK CERTIFICATE REGISTRATION INSTRUCTIONS


   Name:
        ------------------------------------------
   Additional Name if Tenant in Common or Joint Tenant:

-------------------------------------------------------------------------------

   Mailing Address:

-----------------------------

-----------------------------

-----------------------------


   Social Security Number or other Taxpayer Identification Number:
                                                                   -------------
   Number of shares to be registered in above name(s):
                                                       ---------------

   Legal form of ownership:

___ Individual                 ___ Joint Tenants with Rights of Survivorship
___ Tenants in Common          ___ Uniform Gift to Minors
___ Other___________________

                      INFORMATION AS TO BANKING INTERESTS

1. As a prospective shareholder, I would be interested in the following services checked below:


                                                           PERSONAL                   BUSINESS
(a)  Checking Account                                         ____                        ____
(b)  Savings Account                                          ____                        ____
(c)  Certificates of Deposit                                  ____                        ____
(d)  Individual Retirement Accounts                           ____                        ____
(e)  Checking Account Overdraft Protection                    ____                        ____
(f)  Consumer Loans (auto, etc.)                              ____                        ____
(g)  Commercial Loans                                         ____                        ____
(h)  Equity Line of Credit                                    ____                        ____
(i)  Mortgage Loans                                           ____                        ____
(j)  Revolving Personal Credit Line                           ____                        ____
(k)  Safe Deposit  Box                                        ____                        ____
(l)  Automatic Teller Machines                                ____                        ____

2.    I would like our new bank to provide the following additional services:

      (a)
          -----------------------------------
      (b)
          -----------------------------------

                     Federal Income Tax Backup Withholding

     In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

     Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

     If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

--------------------------------------------------------------------------------

                              Substitute Form W-9

     Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

---------------------------------      -----------------------------------
Signature of Subscriber                Signature of Subscriber

---------------------------------      -----------------------------------
Printed Name                           Printed Name

---------------------------------      -----------------------------------
Social Security or Employer            Social Security or Employer
Identification No.:                    Identification No.:
                   --------------                         ----------------

                               FORM OF ACCEPTANCE

                                                               NBG Bancorp, Inc.
                                                                   P.O. Box 6507
                                                          Athens, Georgia  30604

                                     [Date]

To:
   ----------------

   ----------------

   ----------------

Dear Subscriber:

     NBG Bancorp, Inc. (the "Company") acknowledges receipt of your subscription for _____ shares of its $1.00 par value per share Common Stock and your check for $_________.

     The Company hereby accepts your subscription for the purchase of _____ shares of its Common Stock, at $10.00 per share, for an aggregate of $___________, effective as of the date of this letter.

     Your stock certificate(s) representing shares of Company Common Stock duly authorized and fully paid will be issued to you as soon as practicable after all subscription funds are released to the Company from the Company's subscription escrow account with Georgia First Bank, N.A., all as described in the Subscription Agreement executed by you and in the Company's Prospectus furnished to you. In the event that (i) the offering is canceled, or (ii) the minimum number of subscriptions (610,000 shares) is not obtained, or (iii) the Company shall not have received approval from the Board of Governors of the Federal Reserve System to become a bank holding company, or (iv) The National Bank of Georgia (In Organization) shall not have received final charter approval from the Office of the Comptroller of the Currency and approval for deposit insurance from the Federal Deposit Insurance Corporation, your subscription funds will be returned to you, adjusted for net profits from the investment of such funds, if any, as described in the Company's Prospectus.

     If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Common Stock in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten days of the date hereof.

                              Very Truly Yours,

                              NBG BANCORP, INC.


                              By:
                                 -------------------------------------
                                 William S. Huggins
                                 President and Chief Executive Officer

                      (This page intentionally left blank)

================================================================================

  Prospective investors may rely only on the information contained in this prospectus. No one has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                 ------------

               TABLE OF CONTENTS


                                         Page
                                         ----

Summary.................................    1
Risk Factors............................    7
A Warning About Forward-Looking
   Statements...........................   12
Terms of the Offering...................   13
Plan of Distribution....................   16
Use of Proceeds.........................   18
Capitalization..........................   20
Dividends...............................   21
Plan of Operation.......................   22
Proposed Business of NBG Bancorp and
  The National Bank of Georgia..........   24
Management..............................   36
Executive Compensation..................   41
Certain Relationships and Related
  Transactions..........................   45
Description of Capital Stock of
  NBG Bancorp...........................   45
Important Provisions of NBG Bancorp's
  Articles of Incorporation and Bylaws..   46
Supervision and Regulation..............   52
Legal Matters...........................   57
Experts.................................   57
Reports to Shareholders.................   57
Additional Information..................   57
Index to Financial Report...............  F-1
Appendix A - Escrow Agreement
Appendix B - Subscription Materials

  Until ____________, 1999 (90 days after the date of this prospectus), all dealers that effect transfers in these securities or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






                         800,000 Shares of Common Stock
                              372,500 Common Stock
                               Purchase Warrants



                               NBG BANCORP, INC.


                        A Proposed Bank Holding Company


                                      for


                          THE NATIONAL BANK OF GEORGIA

                                   (Proposed)




                                  Common Stock





                               _________________

                                   PROSPECTUS
                               _________________











                               ____________, 1999


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

     Consistent with the applicable provisions of the laws of Georgia, the Registrant's Bylaws provide that the Registrant shall have the power to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director, officer, employee or agent is proper because he or she met the applicable standard of conduct shall be made (i) by the Board of Directors of the Registrant, (ii) in certain circumstances, by independent legal counsel in a written opinion or (iii) by the affirmative vote of a majority of the shares entitled to vote.

     In addition, Article 11 of the Registrant's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of the Registrant, (ii) an act or omission involving intentional misconduct or a knowing violation of law, (iii) a transaction from which the director derives an improper material tangible personal benefit or (iv) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 25.   Other Expenses Of Issuance And Distribution.

     Estimated expenses, other than underwriting discounts and commissions, of the sale of the Registrant's Common Stock, $1.00 par value per share, are as follows:

Securities and Exchange Commission Registration Fee................................  $ 3,260
Blue Sky Fees and Expenses.........................................................    8,740
Legal Fees and Expenses............................................................   35,000
Accounting Fees and Expenses.......................................................    5,000
Printing and Engraving Expenses....................................................   10,000
Entertainment......................................................................    3,500
Miscellaneous......................................................................    6,000
                                                                                     -------
   Total...........................................................................  $71,500
                                                                                     =======

Item 26.    Recent Sales of Unregistered Securities.

     On September 23, 1999, the Registrant issued to William S. Huggins, in a private placement, one share of the Registrant's Common Stock, $1.00 par value per share, for an aggregate price of $1.00 in connection with the organization of the Company. The sale to Mr. Huggins was exempt from registration under the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act because it was a transaction by an issuer that did not involve a public offering.

Item 27.   Exhibits.

  Exhibit
  Number    Description
  ------    -----------

       3.1  Articles of Incorporation*

       3.2  Bylaws

       4.1  Specimen Common Stock Certificate

       4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock

       4.3  Form of Organizer Warrant Agreement

       5.1  Legal Opinion of Troutman Sanders LLP

      10.1 Letter Agreement for purchase of main office property dated June 1, 1999

      10.2  [Reserved]

      10.3 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and William
            S. Huggins

      10.4 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Thomas Z. Lanier, III

      10.5 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Michael
            R. Carson

      10.6 Loan Agreement between William S. Huggins, Thomas Z. Lanier, III and Michael R. Carson, as Borrowers and Georgia First Bank, N.A. as Lender, and Organizers as Guarantors

      10.7  NBG Bancorp, Inc. Stock Option Plan

      10.8  Form of NBG Bancorp, Inc. Incentive Stock Option

      10.9  Form of NBG Bancorp, Inc. Non-Qualified Stock Option

     10.10 Escrow Agreement, dated as of November 10, 1999, by and between NBG Bancorp, Inc. and Georgia First Bank, N.A. (included as Appendix A to the prospectus and incorporated by reference herein)

     10.11  Form of Organizer Warrant Agreement (contained in Exhibit 4.3)

      21.1  List of Subsidiaries*

      23.1  Consent of Mauldin & Jenkins, LLC

      23.2  Consent of Troutman Sanders LLP (contained in Exhibit 5.1)

      24.1 Power of Attorney (included in the original signature page to this Registration Statement)*

      27.1  Financial Data Schedule (for SEC use only)

      99.1 Form of Subscription Agreement (included as Appendix B to the prospectus and incorporated by reference herein)

---------------------

*Previously filed.

Item 28.   Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows:

     (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     The Registrant hereby undertakes as follows:

     (b)(1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

       (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Athens, State of Georgia, on November 16, 1999.

                              NBG BANCORP, INC.


                              /s/ William S. Huggins
                              ----------------------
                              William S. Huggins
                              President and Chief Executive Officer




     In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

            Signature                            Title                                Date
---------------------------------  ----------------------------------  ----------------------------------
          *                                     Director                       November 16, 1999
---------------------------------
John Harold Barrett

          *                                     Director                       November 16, 1999
---------------------------------
Jack Lee Barton

          *                                     Director                       November 16, 1999
---------------------------------
Robert E. Burton

/s/ Michael R. Carson                 Executive Vice President and             November 16, 1999
---------------------------------               Director
Michael R. Carson                       (principal financial and
                                          accounting officer)

          *                                     Director                       November 16, 1999
---------------------------------
Michael Sidney Gautreaux

          *                                     Director                       November 16, 1999
---------------------------------
Ronald Lewis Hill

/s/ William S. Huggins               President and Chief Operating             November 16, 1999
---------------------------------         Officer and Director
William S. Huggins                   (principal executive officer)

          *                                     Director                       November 16, 1999
---------------------------------
Henry D. Joiner

/s/ Thomas Z. Lanier, III             Executive Vice President and             November 16, 1999
---------------------------------               Director
Thomas Z. Lanier, III

          *                                     Director                       November 16, 1999
---------------------------------
Ted Ruff Ridlehuber

          *                                     Director                       November 16, 1999
---------------------------------
Thomas Wells Scott

          *                                     Director                       November 16, 1999
---------------------------------
Tommy Edward Warner

          *                                     Director                       November 16, 1999
---------------------------------
Claude Williams, Jr.



*  /s/ William S. Huggins
   ----------------------
   William S. Huggins
   Attorney-in-Fact

 Exhibit
 Number    Description of Exhibits
--------------------------------------------------------------------------------

 3.2       Bylaws

 4.1       Specimen Common Stock Certificate

 4.3       Form of Organizer Warrant Agreement

 5.1       Legal Opinion of Troutman Sanders LLP

10.1       Letter Agreement for purchase of main office property dated
           June 1, 1999

10.3 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and William S. Huggins

10.4 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Thomas Z. Lanier, III

10.5 Employment Agreement, dated November 15, 1999, by and among The National Bank of Georgia (Proposed), NBG Bancorp, Inc. and Michael R. Carson

10.6 Loan Agreement between William S. Huggins, Thomas Z. Lanier, III and Michael R. Carson, as Borrowers and Georgia First Bank, N.A. as Lender, and Organizers as Guarantors

10.7       NBG Bancorp, Inc. Stock Option Plan

10.8       Form of NBG Bancorp, Inc. Incentive Stock Option

10.9       Form of NBG Bancorp, Inc. Non-Qualified Stock Option

23.1       Consent of Mauldin & Jenkins, LLC

27.1       Financial Data Schedule